An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Teraphysics Corporation

9,500,000 Shares of Common Stock

Minimum Purchase: 100 Shares of Common Stock ($500.00)

We are offering a minimum of 2,000,000 shares of common stock and a maximum of 9,500,000 shares of common stock on a “best efforts” basis. The underwriter has agreed to use its best efforts to procure potential purchasers for the shares of common stock offered pursuant to this Offering Circular. The offering will commence on the date of this Offering Circular. If $10,000,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in escrow on or before November 23, 2016 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period.  If this minimum offering amount has been deposited by November 23, 2016, the offering may continue until the earlier of May 23, 2017 (which date may be extended at our option) or the date when all shares have been sold. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

              There has been no public trading market for our Common Stock.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQX or OTCQB, each operated by OTC Markets Group, Inc. (collectively, the “OTC”), subject to our satisfaction of applicable listing requirements, or alternatively, an approved secondary marketplace. There is no assurance that our shares of Common Stock will ever be quoted on the OTC.  To be quoted on the OTC, a market maker must apply with the Financial Industry Regulatory Authority ("FINRA") to make a market in our Common Stock.  As of the date of this Offering Circular, we have engaged in preliminary discussions with a FINRA market maker regarding participation in a future trading market for our securities; however, no filing with FINRA has been made.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page [3] to read about factors you should consider before buying our common stock.

Shares Offered by Company	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Per Share	1	$5.00	$0.50	$4.50
Total Minimum	2,000,000	$ 10,000,000	$ 1,000,000	$ 9,000,000
Total Maximum	9,500,000	$ 47,500,000	$ 4,750,000	$ 42,750,000

(1)

Does not reflect Underwriter’s right to acquire warrants to purchase 3% of the aggregate shares of common stock sold in this offering.   The Underwriter Warrants have an exercise price of $6.50 per share. See “Plan of Distribution” beginning on page 12 of this Offering Circular for additional information regarding total underwriter compensation.

(2)

Does not include expenses of the offering, including, fees to be paid to FundAmerica Securities, LLC estimated to be $5,000 for the minimum and maximum offering amounts, respectively.  See “Plan of Distribution”.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Underwriter: SDDCO Brokerage Advisors LLC

The Company is following the disclosure format prescribed by Part II of Form 1-A.

Address: 110 Alpha Park, Cleveland, OH 44143. Telephone: (440) 573-0008 www.teraphysics.com

The date of this Preliminary Offering Circular is May 23, 2016

TABLE OF CONTENTS

OFFERING CIRCULAR SUMMARY

4

RISK FACTORS

4

DILUTION

13

PLAN OF DISTRIBUTION

15

USE OF PROCEEDS

23

DESCRIPTION OF BUSINESS

24

DESCRIPTION OF PROPERTY

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

40

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

43

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

48

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

48

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

49

SECURITIES BEING OFFERED

50

LEGAL MATTERS

55

FINANCIAL STATEMENTS

55

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information contained in this offering circular.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this offering circular, including, but not limited to, the risk factors beginning on page 3.  References to “we,” “us,” “our,” or the “company” mean Teraphysics Corporation.

Our Company

Teraphysics Corporation (“Teraphysics” or the “Company”) develops powerful, efficient and compact devices that operate in the upper ranges of the millimeter-wave (mmw) and sub-millimeter terahertz (THz) frequency bands, the only portions of the electro-magnetic spectrum that have not been commercially exploited.

This Offering

Securities Offered:

Minimum of 2,000,000 shares of common stock

($10,000,000)

Maximum of 9,500,000 shares of common stock

($47,500,000)

Common Stock Outstanding Before the Offering:

63,343,148 shares

Common Stock Outstanding After the Offering (1):

72,843,148 shares

Use of Proceeds: The net proceeds of this offering will be used primarily to develop our mmw technology and market opportunities.  See “Use of Proceeds” for a detailed description of the intended use of the net proceeds of this offering.

Risk Factors: Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment.  You should carefully consider the information set forth in the “Risk Factors” section of this offering circular.

_________________

(1) Assumes the sale of 9,500,000 shares – the maximum offering pursuant to this Offering Circular.

RISK FACTORS

Investing in our shares involves a high degree of risk and many uncertainties.  You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Teraphysics is a development stage company and has commenced limited operations in our business, making our prospects for revenues, profitability and growth highly uncertain.

Teraphysics has yet to conduct business operations from which to make any reliable assessment of our business prospects and is currently relying on periodic government contracts and the sale of its securities to fund its operations.  Our development of the high-powered mmw amplifiers on which our business relies has progressed from the initial model stage to a fully assembled and operational prototype.  While further enhancement of the mmw amplifiers required for commercial sale is on schedule, delivery systems incorporating the mmw end user products will also need to be developed.  The Company intends to rely upon strategic partners for such end user product development.  There can be no assurance that the Company and their contemplated strategic partners will be successful in the development of end user product.

As a development stage company, our business is subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered by development stage companies in connection with the conduct of new business activities, the development of new products, and the competitive and regulatory environment in which they operate.  There can be no assurance that the Company's activities will ultimately result in the development of commercially saleable or useful products.  Thus, it may be difficult for prospective investors to reliably assess our prospects for profitable operations and growth.

Our core mmw source device technology is still in the early stages of development and its technical and commercial feasibility and viability is unproven and uncertain.

Our prototype stage mmw amplifiers were developed under Phase II government research grants from NASA Jet Propulsion Laboratory (JPL), the Air Force Research Laboratory (AFRL), the Defense Advanced Research Projects Agency (DARPA) and the United States Air Force Office of Scientific Research (AFOSR). While such amplifiers have performed to industry standards, there is no assurance that our working prototype can ultimately be incorporated as a component or subsystem of commercially viable products or that such components and subsystems can be cost-effectively and reliably produced in commercial quantities.  The time, effort and expense required to complete such development and the feasibility and likelihood of ultimate success is uncertain.

We believe it is probable that we will require additional capital in order to fund our contemplated technology development and business operations activities.

The proceeds from this Offering are budgeted to cover the initial expenditures outlined under “USE OF PROCEEDS.”  The Company may require additional capital to support the development of its contemplated business before, if ever, it reaches profitability and positive cash flow, which is not likely before 2019.  As a result, the Company may be required to raise additional funds through public or private financing, including debt, equity and/or research grants and/or from strategic partners.  The availability and terms of any such additional financing in the form of debt or equity will depend upon market and other conditions.  The issuance of any equity securities (including securities convertible into or exchangeable for equity securities) would dilute the percentage ownership positions of the Company’s then stockholders, including investors subscribing for the Company shares offered hereunder.  Although management expects the value per share of Company stock to increase as its business is projected to develop over time, and would intend that any additional shares offered in the future would be at higher prices per share, the pricing terms of any new shares that may be issued in the future will be a matter reserved to the judgment of the Company’s Board of Directors, and any such additional stock may be offered and sold at prices that are lower than the price per share at which Company shares are being offered to investors hereunder.  There can be no assurance that any additional capital the Company may require will be available on terms acceptable to the Company or favorable to its then stockholders, or at all.  This may limit the Company’s ability to withstand competitive pressures and economic downturns and increase the risks of acceleration of maturity and default on any indebtedness the Company may have or incur, including, if such indebtedness is secured by Company assets, the loss of the assets given as collateral security for such indebtedness.  The Company has no current understandings or commitments to obtain any additional financing from the sale of its securities or otherwise, except for a concurrent bridge loan financing offering discussed below.

The Company has commenced a concurrent loan, warrant and securities offering in the aggregate of up to $1,000,000 to cover operating expenses up through the closing of this Offering.   The loan and the securities offering will be funded in $100,000 tranches, however the company has reserved the right to sell in partial tranches with each tranche documented by a separate note bearing 12% interest per annum with each note maturing January 31, 2017.  In addition, each note tranche is offered together with a warrant for 25,000 shares of Common Stock (which may be increased to 30,000 shares per tranche in the event the corresponding note is not repaid within 120 days of the qualification of this Offering) for a maximum of 300,000 shares of Common Stock issuable. The shares issuable under the warrant have registration rights.  The Company also issued 240,000 cashless warrants in connection with $240,000 in bridge loans from shareholders.  In accordance with the terms of this bridge loan agreement bearing 10% interest per annum, repayment is mandatory from the proceeds of this Offering if it is successful, at which time the warrants will convert to 240,000 common shares.  Otherwise the notes become due and payable within two years of issuance.  The repayment of these loan financings are allocated in the “USE OF PROCEEDS” section of this Offering Circular.  In addition, the Company has been selling common shares at the price of $1.00 per share.  These offerings will terminate upon the qualification of the Regulation A+ offering.

We may not be able to obtain adequate financing to continue our operations.

The design, manufacture, sale and servicing of our products is a capital-intensive process.  Even if we successfully raise $47,500,000 from this offering, we estimate that we will need to raise additional capital to continue our operations.  We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions.  This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish sales centers, improve infrastructure, and make the investments in tooling and manufacturing equipment required to create our products.  We cannot assure anyone that we will be able to raise additional funds when needed.  The independent auditor’s report on our financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We will depend on a limited number of key personnel to conduct our business.

The success of our business is highly dependent upon the active participation of Drs. Mearini, Dayton and Kory.  The recruitment of additional key personnel and the retention of Drs. Mearini, Dayton and Kory, will be critical to the Company’s success.  There can be no assurance that we will be able to continue to attract and retain such personnel in the future.  In addition, the Company's expansion into areas and activities requiring additional expertise – including governmental approvals, production and marketing of the Company's products (which would be required to the extent the Company does not enter into strategic partnerships with third parties) – is expected to place increased demands upon the Company's financial resources and corporate structure.  Although the

Company’s chief executive officer, Louis S. Fisi, age 81, is an experienced public company executive, the Company does not have in place all of the elements of corporate infrastructure required to support the conduct of an active business by a publicly traded company

The Company would satisfy the demands described above, as they arise, through the hiring of additional scientific and management personnel and the development of additional expertise by existing personnel.  If we are unable to recruit, hire, manage and retain scientific, management and other personnel with appropriate skill sets on a cost effective basis, our business and operations and the results thereof may be materially adversely affected.

Market acceptance of the mmw technology and products based thereon is uncertain.

A substantial market for our mmw end user products may never develop and our prospects in developing such market may be adversely affected by:

•

the anticipated requirements for wireless small cell may not materialize;

•

the small cell market may be dominated by fiber optic solutions not requiring any wireless spectrum;

•

the market may not use any of the mmw spectrum;

•

new wireless technologies that provide enough capability in existing frequencies, available at low cost from the FCC, may be sufficient for small cell wireless needs;

•

FCC regulatory impact; and

•

new spectrum allocation by the FCC, thereby increasing more channels to be used by Company competitors.

If we are unable to overcome these obstacles, the business may never develop and it could have a material adverse effect on our business, prospects, results of operations and financial condition. Acceptance of the Company's contemplated products is difficult to predict and will require substantial market development efforts.  Significant marketing expenditures will also be required, for which the Company will look to strategic partners, though there can be no assurance that the Company will be successful in enlisting the support of strategic partners or as to whether or the extent to which they will be willing to make such expenditures.  Notwithstanding such intended efforts of the Company and its contemplated strategic partners, there can be no assurance that products based on the mmw technology will be accepted by the marketplaces for which they are targeted.  Market acceptance of such products will depend in large part upon the ability of the Company and any strategic partners to demonstrate the advantages of applications, operational advantages, safety and cost-effectiveness of mmw based products compared to other comparable products and techniques.  Failure of such products to achieve market acceptance will have a material adverse effect on the Company's financial condition and results of operations, particularly since, at least initially, the Company’s business will be based in its substantial entirety upon the mmw device technology.

The success of our business will depend on maintaining the proprietary nature of our intellectual property without infringing upon the rights of others.

mmw device technology patents and patent applications have been assigned to the Company. There can be, however, no assurance, with respect to the mmw technology or any other technology which the Company may subsequently develop, that a patent will ultimately issue or as to what the scope of the claims of any patent so issued will be.  Therefore, the extent of the competitive advantage and economic value to be gained through such proprietary rights is highly speculative.  The validity of any patents issued to the Company will be subject to challenge by third parties, and there is no assurance that the Company would prevail in defending any such challenge, which defense could require significant expense and diversion of the time of Company personnel.  Additionally, patent protection in foreign countries is subject to laws, rules and procedures which differ from those in the United States and may not be as favorable to the Company.  Any patent rights which the Company is granted will have only a limited life, after the expiration of which competitors will be free to use the formerly patented technology to their own commercial advantage without the Company having any rights to preclude the same or share in the economic benefits such third parties may derive therefrom.

We intend to rely on a combination of patent and trade secret laws, confidentiality procedures, and contractual provisions to protect the technology and other proprietary rights, information and know-how that comprise the core of our prospective business.  Despite our efforts to protect our intellectual property and other proprietary rights, unauthorized parties may attempt to copy aspects of our products or to otherwise misappropriate information that we regard as proprietary.  We may not be able to detect unauthorized use of our proprietary information and take appropriate steps to enforce our intellectual property rights therein.  We expect that any strategic partners with which we are able to establish relationships will have the marketplace intelligence to monitor, and sufficient economic incentive to enforce, any such infringements of our technology, but there can be no assurance that they will be willing to expend the funds necessary therefore or be successful in doing so.  If third parties infringe or misappropriate any such proprietary information, the business of the Company could be seriously harmed.  Furthermore, others may design around any patented and other proprietary technologies of the Company or otherwise develop technologies and products that are similar or superior to those of the Company without infringing our intellectual property or proprietary rights.

We are not aware of any third parties having any patents which would be infringed by our technology or contemplated products or of any other third party intellectual property rights that would prevent us from implementing our contemplated business plan, but the Company may, though unknowingly or unintentionally, infringe the proprietary rights of others.  If any third party were to claim that the Company is infringing upon their intellectual property rights and the Company were not to prevail in its defense of such claims brought against it by such a third party, we could incur significant liability to the third party for damages and reimbursement of its legal expenses as well as be forced to seek a license for the infringed intellectual property rights (which could be very expensive to obtain or may not be available at all), alter our business methods so that they are no longer infringing (which could be costly or impractical), or cease the infringing activity altogether.  The failure or inability to license, or create a workaround for, the infringed intellectual property may materially and adversely affect the business, operating results and financial condition of the infringing company.

Also, there can be no assurance that the non-disclosure agreements and other safeguards we may employ in our efforts to protect our proprietary information and trade secrets will be effective in doing so or provide adequate remedies in the event of any unauthorized use or disclosure of such information, or that others will not be able to independently develop such information.  As is the case with patent rights, the enforcement by the Company of its non-disclosure agreements can be lengthy and costly, with no guarantee of success.  There can be no assurance that the Company's program of patent protection, internal security of its proprietary information and non-disclosure agreements will be sufficient to protect the Company's proprietary technology from competitors.

 The telecommunications and wireless markets are highly competitive, and we may be unable to compete effectively, especially against competitors with greater financial and other resources, which could materially and adversely affect our ability to operate effectively.

We operate in a highly competitive environment and may not be able to compete successfully. We expect to compete with new providers and technologies not yet introduced. Given the intense competition, we may be unable to compete effectively with other technologies and spectrum holders in the short-term and, consequently, we may be unable to develop our business objectives.

Many of our competitors, particularly wireless carriers, are much larger and have significantly greater financial resources and experience than us. If we are unable to compete effectively against existing and future competitors our business will be harmed.

Many of our competitors offer other telecommunications and wireless solutions to complement their spectrum leasing and sales activities.  Since we only offer sales and leasing services, we may not be able to compete with such competitors.

We may encounter difficulties managing our growth, and we will need to properly prioritize our efforts in distinct target markets as our business grows.  If we are unable to do so, our business, financial condition, and results of operations may be adversely affected.

Our business may grow rapidly.  Continued growth may place a strain on our human and capital resources.  Furthermore, we intend to conduct our business internationally.  These diversified, global operations will place increased demands on our limited resources and require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians, scientists and other personnel.  As our operations expand domestically and internationally, we will need to continue to manage multiple locations and additional relationship with various customers, partners, suppliers and other third parties across several product categories and markets.

Our growth will take place across distinct target markets.  We will be required to prioritize our limited financial and managerial resources as we pursue particular development and commercialization efforts in each target market.  Any resources we expend on one or more of these efforts could be at the expense of other potentially profitable opportunities.  If we focus our efforts and resources on one or more of these areas and they do not lead to commercially viable products, our revenues, financial condition and results of operations could be adversely affected.  Furthermore, as our operations continue to grow, the simultaneous management of development, production, and commercialization across all target markets will become increasingly complex and may result in the less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to manage our operations, growth and various projects across our target markets effectively will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively.

In addition, we may not be able to successfully improve our management information and control systems, including our internal control over financial reporting, to a level necessary to manage our growth and we may discover deficiencies in existing systems and controls that we may not be able to remediate in an efficient or timely manner.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the value of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud.  We cannot be certain that existing systems will ensure that we implement and maintain adequate controls over our financial processes and reporting.  Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements.  Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations.

We have no experience in manufacturing electron mmw amplifiers, and while we intend to develop our own capability to manufacture the core source device components and subsystems, we will rely, and thus will be dependent upon, third parties for the manufacture of products incorporating our components and subsystems.

To be successful, the Company's proposed products must be manufactured in commercial quantities and in compliance with any applicable regulatory requirements at acceptable costs.  Production in commercial-scale quantities will involve technical challenges for the Company.  Establishing our own manufacturing capabilities will require significant scale-up expenses and additions of facilities and personnel.  There can be no assurance that the Company will be able to obtain any necessary regulatory approvals on a timely basis or at all.  Delays in receipt of or failure to receive and maintain such approvals would have a material adverse effect on the Company.  There can be no assurance that the Company will be able to develop commercial-scale manufacturing capabilities at acceptable costs or enter into agreements with third parties with respect to those activities which it is unable or may elect not to develop itself.  The extent to which the Company depends upon third parties for the manufacture of its products may adversely affect its profit margins and its ability to develop and deliver such products on a timely basis.  Moreover, there can be no assurance that such parties will perform adequately, and any failures by third parties may delay the submission of products for regulatory approval, impair the Company's ability to deliver products on a timely basis, or otherwise impair its competitive position, and any such failure could have a material adverse effect on the Company.

We have no marketing or sales experience and will be dependent upon the marketing capabilities and success of the third parties.

The Company does not currently have any marketing organization, and has never sold a product.  Establishing sufficient market development and sales capability is not guaranteed. There can be no assurance that the Company will be able to recruit and retain skilled sales management, direct salespersons and strategic partners, or that its market development or sales efforts will be successful.

We are creating new technology which could lead to product liability claims.

The manufacture, marketing and sale to end users of commercial wireless products entail the inherent risk of liability claims or product recalls.    Thus, the Company faces a risk of exposure to product liability claims and/or product recalls in the event that the use of the components and subsystems we supply for strategic partners’ end user products are insufficient for their purposes.  There can be no assurance that the Company will avoid significant liability in spite of the precautions taken to minimize exposure to product liability claims.  The Company intends to procure product liability insurance, but there can be no assurance that adequate insurance coverage will be available at an acceptable cost, if at all.  Consequently, product liability claims, product recalls or other claims with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the Company.

The industry in which we operate is continually evolving. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The wireless communications services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. The backhaul infrastructure that supports this dynamic industry must be similarly flexible and able to adapt to these changes. Our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with this reliance on technological development, such as:

•

competition from service providers using other means to deliver similar or alternative services;

•

competition from new service providers using more efficient, less expensive technologies, including products or services not yet invented or developed;

•

customers self-provisioning their own backhaul services;

•

gaining and sustaining market acceptance of the technology underlying our services;

•

 realizing economies of scale;

•

responding successfully to advances in competing technologies in a timely and cost-effective manner;   and

•

existing, proposed or undeveloped technologies that may render fixed wireless backhaul and other services less profitable or obsolete.

As the services offered by us and our competitors develop, wireless carriers may not accept our services as a commercially viable alternative to other means of delivering wireless backhaul and other services. Accordingly, our inability to keep pace with technological development could materially and adversely affect our business.

A few of our key directors and executive officers are 70 years of age or older.

The age of some of the key directors of our company creates the risk that the company may lose key leadership figures at some point in the near future due to illness and/or incapacity. There can be no assurance that these key members of the company will be replaced by individuals who are equally as capable and qualified for the position as those that hold those positions currently.

Risks Related to the Investment in our Common Stock

Investors are unlikely to receive dividends on their Company stock.

The Company does not expect to pay any dividends to its stockholders in respect of their stockholdings in the Company but, for the foreseeable future, intends to reinvest any profits from its business internally in the further development of that business.  We anticipate that if a Regulation A+ offering is consummated, the Company will follow that same practice.

Investors in this offering will experience dilution.

Due to our accumulated deficit, investors in this offering will incur immediate dilution of $4.46 per share if the maximum offering is sold or $4.92 per share if only the minimum offering is sold. See “Dilution.”

If there are substantial sales of our common stock, our stock price could decline.

If our existing stockholders sell a large number of shares of our common stock or the public market perceives that these sales may occur, the market price of our common stock could decline. Upon the closing of this offering, assuming no outstanding options are exercised prior to the closing of this offering, we will have approximately 72,843,148 shares of common stock outstanding. The 9,500,000 shares to be sold under this prospectus will be freely tradable without restriction or further registration under the federal securities laws, unless purchased by our affiliates. Taking into consideration the effect of the 90-day lock-up agreement for legacy shareholders and 180-day lock-up agreement for company insiders, we estimate that all of the remaining 63,343,148 shares of our common stock outstanding upon the closing of this offering will be available for sale pursuant to Rule 144 and Rule 701.

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained.  If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your shares.

Our securities may be traded on a closed trading system with limited volume and liquidity.

        Our securities may not be quoted for trading on any stock exchange or through any other traditional trading platform. Our digital securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS. Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our securities.

        Because our securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your securities on a timely basis or at all.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

        While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our securities because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is not a stock exchange and has limited quoting requirements for issuers or for the securities traded.

        Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other NMS trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of our securities on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

We may apply to quote our shares on the OTC, but our securities will not be eligible for quotation if we are not current in our filings with the Securities and Exchange Commission.

As a potential OTC company , we are required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation over-the-counter. In the event that we become delinquent in our required filings with the Securities and Exchange Commission (“SEC”), quotation of our common stock may be terminated following a grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering.  Our net tangible book value as of December 31, 2015 was $(4,261,585), or $(0.07) per share of outstanding common stock .  Without giving effect to any changes in the net tangible book value after December 31, 2015, other than the sale of 9,500,000 shares in this offering at the initial public offering price of $5.00 per share, our pro forma net tangible book value as of December 31, 2015 will be $38,519,957 or $0.53 per share of outstanding capital stock .  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards.  This represents an immediate increase of $0.60 per share of capital stock to existing shareholders and an immediate dilution of $4.47 per share of common stock to the new investors.  The following table illustrates this per share dilution:

The following table illustrates this per share dilution:

	Minimum Offering	Maximum Offering
Initial Price To Public	$ 5.00	$ 5.00
Net tangible book value as of December 31, 2015	$ (0.07)	$ (0.07)
Increase in net tangible book value per share attributable to new investors	$ 0.14	$ 0.60
As adjusted net tangible book value per share after this offering	$ 0.07	$ 0.53
Dilution in Net Tangible Book Value Per Share to New Investors	$ 4.93	$ 4.47

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on both a minimum and maximum offering basis.

Minimum:
	Shares Purchased		Total Consideration
	Number	Percent	Amount ($)	Percent	Average Price Per Share
Founders	42,437,500	64.9%	4,244	0.02%	$ 0.0001
Private Placement Investors	19,655,648	30.1%	14,629,687	58.0%	$ 0.74
Employees Stock Options (Exercised)	1,250,000	1.9%	590,000	2.3%	$ 0.47
New Investors	2,000,000	3.1%	10,000,000	39.6%	$ 5.00
Total	65,343,148	100%	25,223,931	100%	$ 0.39

Maximum
	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Founders	42,437,500	58.3%	4,244	0.01%	$ 0.0001
Private Placement Investors	19,655,648	27.0%	14,629,687	23.3%	$ 0.74
Employees Stock Options (Exercised)	1,250,000	1.7%	590,000	0.9%	$ 0.47
New Investors	9,500,000	13.0%	47,500,000	75.7%	$ 5.00
Total	72,843,148	100%	62,723,931	100%	$ 0.86

The discussion and tables above do not give effect to the 2,628,000 shares of common stock issuable upon exercise of stock options; up to 1,396,000 shares of common stock issuable upon exercise of warrants; 2,000,000 shares of common stock issuable under certain terms and conditions of restricted stock purchase agreements; up to 540,000 shares issuable upon repayment of the bridge loan financings, and 313,000 Preferred Shares convertible to 626,000 Common Shares.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

Concurrent Bridge Note Financing

The Company has commenced a concurrent loan, warrant and securities offering in the aggregate of up to $1,000,000 to cover operating expenses up through the closing of this Offering.   The loan and the securities offering will be funded in $100,000 tranches, however the company has reserved the right to sell in partial tranches with each tranche documented by a separate note bearing 12% interest per annum with each note maturing January 31, 2017.  In addition, each note tranche is offered together with a warrant for 25,000 shares of Common Stock (which may be increased to 30,000 shares per tranche in the event the corresponding note is not repaid within 120 days of the qualification of this Offering) for a maximum of 300,000 shares of Common Stock issuable. The shares issuable under the warrant have registration rights.  The Company also issued 240,000 cashless warrants in connection with $240,000 in bridge loans from shareholders.  In accordance with the terms of this bridge loan agreement bearing 10% interest per annum, repayment is mandatory from the proceeds of this Offering if it is successful, at which time the warrants will convert to 240,000 common shares.  Otherwise the notes become due and payable within two years of issuance.  The repayment of these loan financings are allocated in the “USE OF PROCEEDS” section of this Offering Circular.  In addition, the Company has been selling common shares at the price of $1.00 per share.  These offerings will terminate upon the qualification of the Regulation A+ offering.

PLAN OF DISTRIBUTION

We are offering a minimum of 2,000,000 shares of common stock and a maximum of 9,500,000 shares of common stock on a “best efforts” basis. If $10,000,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in escrow on or before November 23, 2016 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest.  Subscribers have no right to a return of their funds during the Minimum Offering Period.  If this minimum offering amount has been deposited by November 23, 2016, the offering may continue until the earlier of May 23, 2017 (which date may be extended at our option) or the date when all shares have been sold.

The underwriter, SDDCO Brokerage Advisors LLC (“SDDCO”) has agreed to use its best efforts to procure potential purchasers for the shares of common stock offered pursuant to this Offering Circular. The underwriter is under no obligation to take the securities and has not committed to purchase any of the shares of common stock offered herein.

The Offered Shares will be issued in one or more closings. For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be kept in an interest bearing escrow account maintained by FundAmerica Securities, LLC. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors. The Underwriter and the Selling Group must sell the Minimum Offering if any shares are to be sold at all. The escrow account will be opened prior to the date of qualification of the offering statement of which this Offering Circular is a part and will remain open until the Termination Date; provided, that if the Initial Closing occurs, the escrow account will remain open until the earlier of May 23, 2017 (The Termination Date, which date may be extended at our option) or the date when all shares have been sold. All funds received into the escrow account will be held in an interest bearing escrow account in accordance with Rule 15c2-4 under the Exchange Act. All funds must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by FundAmerica Securities, LLC per the instructions in the subscription agreement. The subscription agreement is available at www.asmx.co/teraphysics1.The Underwriter will not accept or handle any funds. FundAmerica Securities, LLC (“FundAmerica Securities”), which will be the escrow agent, will notify the Underwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the escrow account will be returned promptly to investors, and the offering will terminate. FundAmerica Securities will retain up to $5,000 of interest accrued from funds deposited in the escrow account regardless of whether or not the offering closes as partial compensation for serving as escrow agent. The following table shows the per share and total underwriting commissions to be paid to the Underwriter.

                                             Minimum (1)

Maximum (1)

	Per Share	Total	Per Share	Total
Public Offering Price	$ 5.00	$ 5.00	$ 5.00	$ 5.00
Underwriting discounts and commissions payable by us (1)	$ 0.50	$ 1,000,000	$ 0.50	$ 4,750,000
Proceeds, before expenses, to us	$ 4.50	$ 9,000,000	$ 4.50	$ 42,750,000

(1) The underwriting discounts and commissions do not include the financial advisory fees, reimbursable expenses, or underwriter’s warrants described below.

After the initial offering of the shares, the offering price and the other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right to reject any order in whole or in part.

Technology & Escrow Services

FundAmerica Securities, LLC has been engaged to provide certain technology and escrow services in connection with this Offering.  We have agreed to pay FundAmerica Securities, LLC, a facilitation fee equal to 0.5% of the gross proceeds from the sale of the securities being offered, as well as certain itemized administrative fees, including: (i) $2.00 per domestic investor for the anti-money laundering check  (ii) bad actor checks for us and our related parties (up to 10 checks at $45.00 per check), (iii) up to $15.00 per investor (depending on whether subscription is by ACH or wire transfer) for processing incoming funds,  (iv) $5.00 per investor for a one-time accounting fee upon receipt of funds;  and (v) $15.00 per wire transfer for outbound funds to us upon the closing of this Offering. Teraphysics will also pay FundAmerica Securities, LLC a technology service fee for the technology services provided by its affiliate, FundAmerica Technologies, LLC, of $3.00 for each subscription agreement executed via electronic signature. We have engaged FundAmerica Securities, LLC to serve as escrow agent for the offering and have agreed to pay a $225.00 account set up fee and $25.00 monthly escrow account administration fee for so long as the Offering is being conducted. We estimate that all itemized fees payable to FundAmerica Securities, LLC shall not exceed a maximum of $196,000, assuming each investor to the Offering invests the minimum amount.  FundAmerica Securities, LLC is not participating as an underwriter of the Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company.

Transfer Agent and Registrar

FundAmerica Stock Transfer, LLC is the transfer agent and registrant for our common stock. FundAmerica Securities Transfer LLC, an affiliate of FundAmerica Securities, may serve as transfer agent to maintain stockholder information on a book-entry basis.  There are no set up costs for this service, and fees for this service will be limited to secondary market activity.  FundAmerica Securities, LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make securities recommendations to investors.  FundAmerica Securities, LLC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering.  Rather, FundAmerica Securities, LLC involvement in the offering would be limited to acting as an accommodating broker-dealer.  Based upon FundAmerica Securities, LLC's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on FundAmerica Securities, LLC involvement in this offering as any basis for a belief that it has done extensive due diligence.  FundAmerica Securities, LLC does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular presented to investors by the issuer.  All inquiries regarding this offering should be made directly to the Company.

Engagement Agreement with the Underwriter

We are currently party to an engagement agreement with the underwriter. The term of the engagement agreement began on March 21, 2016 and will continue for one year, until March 21, 2017 unless one of the following events occurs prior to March 21, 2017, in which case the engagement agreement would be terminated early:

i.

we and the underwriter mutually agree to terminate the engagement agreement;

ii.

either we or the underwriter unilaterally decide to terminate the engagement agreement upon thirty days’ prior written notice to the other party;

iii.

we fail to pay underwriter for services provided within 30 days of the date that payment is due.

iv.

we terminate the engagement agreement due to the underwriter’s material failure to provide the services contemplated by the engagement agreement; or

v.

we decide not to proceed with the offering or withdraw any offering statement filed with the Commission.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses is paid by the Underwriter with our approval, we will, upon request, reimburse the Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason other than because of the Underwriter’s material failure to provide the services contemplated by the engagement agreement, we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Underwriter’s legal fees. However, the amount of reimbursable expenses to be paid to the Underwriter will be reduced by the amount of financial advisory fees we have paid to the Underwriter.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 10.0% of the gross offering proceeds to the Underwriter as compensation immediately upon consummation of the offering.

Underwriter’s Warrants: Upon each closing of this offering, we have agreed to issue to the Underwriter warrants to purchase a number of shares of our common stock equal to 3.0% of the total shares of our common stock sold in such closing (the “Underwriter’s Warrants”). The Underwriter’s Warrants are exercisable commencing on the qualification date of the offering statement related to this offering, and will be exercisable for five years. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be $6.50.

The Underwriter’s Warrants and the shares of common stock underlying the Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the shares of common stock underlying the Underwriter’s Warrants , nor will the Underwriter, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying shares of common stock for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter’s Warrants or the underlying shares of our common stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the shares of common stock underlying such Underwriter’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

 Lock-Up Agreements

We and our officers, directors, and holders of five percent or more of our common stock have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the closing date of the offering circular for insiders, and 90 days for legacy shareholders:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

·	the information set forth in this Offering Circular and otherwise available to the Underwriter;

·	our history and prospects and the history of and prospects for the industry in which we compete;

·	our prospects for future earnings and the present state of our development;

·	the general condition of the securities markets at the time of this offering;

·	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

·	other factors deemed relevant by the Underwriter and us.

 If approved for trading on the OTC , we expect to trade under the symbol “MMTZ” upon the completion of this offering.

Indemnification and Control

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The Underwriter and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

 (i)         You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

 (ii)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

 (iii)         You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

 (iv)         You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

 (v)         You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

 (vi)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

 (vii)         You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

 (viii)           You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date this Offering Circular is declared qualified by the SEC and will terminate on the Offering Termination Date.

Procedures for Subscribing

If you decide to subscribe for Offering Shares in this offering, you should:

Go to www.asmx.co/teraphysics1 and click on the “Invest Now” button and follow the procedures as described.

1.

Electronically receive, review, execute and deliver to us a subscription agreement; and

2.

Deliver funds directly by wire or electronic funds transfer via ACH to the specified bank account maintained by FundAmerica Securities.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

The Underwriter has engaged FundAmerica Technologies, LLC to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end).  A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE:  For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities.  This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

       In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We estimate that, at a per share price of $5.00, the net proceeds from the sale of the 9,500,000 shares in this offering will be approximately $ 42,750,000 after deducting the estimated offering expenses (paid to the underwriter) of approximately $4,750,000.  If only the minimum number of 2,000,000 shares is sold, the net proceeds will be approximately $9,000,000 after deducting estimated offering expenses of $1,000,000 paid to the underwriter.

The net proceeds of this offering will be used to fund the commercialization phase of our business plan.  Funds will be used to construct a micro link wireless network for the development of wireless terrestrial and stratospheric platforms, the establishment of a piloting facility and the acquisition of production capacity.  The balance of funds will be available for market development efforts and working capital.

Accordingly, we expect to use the net proceeds as follows:

	MICRO LINK	TEST FACILITY	PILOT FACILITY	TOTAL
Research & Development	$ 900,000	$ 850,000	-	$ 1,750,000
Systems Development	750,000	500,000	-	1,250,000
Product Engineering	250,000	500,000	-	750,000
Micro Network Demonstration	850,000	-	-	850,000
Laboratory Equipment	-	675,000	-	675,000
Production Equipment	-	1,250,000	2,000,000	3,250,000
Production Start Up Costs	-	-	1,750,000	1,750,000
Market Development	250,000	225,000	175,000	650,000
Working Capital	-	-	750,000	750,000
Totals:	$ 3,000,000	$ 4,000,000	$ 4,675,000	$ 11,675,000
Acquisition of Manufacturing Capacity	-	-	-	7,500,000
Total:	-	-	-	$ 19,175,000

Development of Backhaul Small Cell Densification Business Opportunities:

Technical Solution	$ 2,700,000
Solution Providers Partnerships	$ 2,700,000
Demo Lab Including Hardware	$ 3,800,000
Marketing	$ 1,600,000
Commercialization	$ 800,000
Total Ground Based Solutions	$ 11,600,000

Development of Satellite, Drone and Balloon Delivery Business Opportunities:

	GEO/LEO Satellites	Drones	Balloons
Technical Solution	$ 2,000,000	$ 500,000	$ 200,000	$ 2,700,000
Solution Providers Partnerships	$ 1,000,000	$ 500,000	$ 200,000	$ 1,700,000
Demo Lab Including Hardware	$ 3,000,000	$ 600,000	$ 200,000	$ 3,600,000
Marketing	$ 900,000	$ 625,000	$ 250,000	$ 1,700,000
Commercialization	$ 400,000	$ 200,000	$ 200,000	$ 800,000
Totals	$ 7,300,000	$ 2,425,000	$ 1,050,000
Total Space-Based Solutions:				$ 10,500,000
Patent Strategy, Note Repayments ($1,200,000), and other:				$ 1,475,000
TOTAL				$ 42,750,000

None of these proceeds will be used to compensate or otherwise make payments to officers or directors of the issuer or any of its subsidiaries.

If not all of the securities are sold pursuant to this offering statement, then this plan will be modified at our discretion.

The foregoing information is an estimate based on our current business plan.  We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we expressly reserve the right to do so.

DESCRIPTION OF BUSINESS

General Overview

Teraphysics Corporation develops powerful, efficient and compact devices that operate in the higher ranges of the millimeter-wave (mmw) and sub-millimeter terahertz(THz) frequency bands, the only portion of the electro-magnetic spectrum that have not been commercially exploited.

In1994 Dr. Gerald Mearini founded GENVAC Holdings, Teraphysics’ predecessor company, to develop advanced transmission and communications devices and systems. In 1999, Dr. Mearini and Louis Fisi formed a partnership which utilized Mr. Fisi's 30 years of executive management experience in a public company environment to transform the organization from an R&D operation to a manufacturer of precision optical filters for military, aerospace and telecommunication applications.

In 2001, Dr. Mearini recruited Dr. Jim Dayton to the organization following his retirement as Director of Technology from Boeing Electron Dynamic Devices.  The combination of Dr. Dayton's world renowned expertise in the development of wireless communication devices and Dr. Mearini's knowledge of laboratory diamond led to the creation of the breakthrough helical devices which provide ample power to commercialize systems within the mmw and THz realms.

Teraphysics Corporation was formed to create a family of miniature high-power portable mmw and THz amplifiers utilizing modern microfabrication techniques that would be mass-produced in large volumes.

Wireless Markets

Global telecommunications is a 6 trillion-dollar growth industry.  Over the past several years the growth has been driven by wireless connectivity that has seriously strained available wireless capacity.

The International Wireless Industry Consortium (IWPC) has projected a 5000-fold increase in wireless data traffic by 2030 as an additional 100 billion devices are placed into service over that period.  This 5000-fold increase will be met through increases in spectral efficiency, governmental allocation of additional spectrum, and a massive small cell densification effort (http://www.iwpc.org/Whitepapers.aspx).

To address the projected small cell demand, Teraphysics Corporation will be introducing a miniaturized mmw radio technology that it will market under the brand mmLink™.  This game changing technology, with data transmission rates 20-150 times greater than recently introduced solid-state millimeter wave radios, is ideally suited for venues such as stadiums and arenas, business and city centers, college campuses, Wi-Fi hotspots, etc.  Reuse of frequency will become crucial as next-generation 5G mobile communications networks will achieve network speeds 100 times faster than currently available.

Another disruptive application of mmLink™ technology, fully complimentary to small cell densification, will be point-to-point backhaul between the fiber optic backbone and expanding microcells.  This cost effective capability will be an attractive alternative to the installation of high cost and difficult to install fiber optic cable (“virtual fiber”).

A longer term application of mmLink™ technology will be its incorporation in stratospheric platforms such as low flying drones and balloons that are being developed to bring the Internet to billions lacking basic network infrastructure to connect online.  The ultimate evolution of mmLink™ technology will be in accessing presently unallocated mmw frequencies of 140 GHz and 240 GHz and above, where an incredible amount of unused and currently available bandwidth exists, capable of delivering unprecedented data transmission rates between 60 gigabits per second (Gbps) and 150 Gbps.  We are already seeing exciting breakthroughs such as the innovation announced by researchers from Ericsson and Chalmers University demonstration of a 140 GHz chipset small enough to be installed in a smart phone with a data rate of 40 Gbps (http://www.ericsson.com/research-blog/5g/40-gbps-demonstrated-newly-developed-chipset-140-ghz/).  Fujitsu just announced successful demonstration of a 300 GHz chipset installed in a smart phone with data rates exceeding tens of Gbps to enable rapid downloads of 4K and 8K videos over short ranges from future video “kiosks” (http://www.fujitsu.com/global/about/resources/news/press-releases/2015/0908-02.html).  The future implementation of these breakthroughs will lead to a new generation of smart devices which will consume significantly more bandwidth than modern smart phones.  A new infrastructure will be required to deliver the necessary data and will need to incorporate our high bandwidth technology.

Total Addressable Wireless Market

The Total Addressable Wireless Market for the mmw technology, which encompasses telecommunications, healthcare and automotive applications, is expected to grow at a compound annual growth rate (CAGR) of 43% from $4.8 billion to $10.6 billion by 2018.  Telecom will lead mmw growth, ascending from $116 million in 2013 to $1.1 billion in 2018, and then exploding to a projected $1.7 billion by 2020 (CAGR of 50%).

Marketing Strategy

mmLink™’s initial focus will be the introduction of next-generation systems in the E-band (71 to 86 GHz) for small cell deployment and wireless backhaul as a low cost and quick to install alternative to fiber connectivity.

To increase industry awareness of mmLink™’s breakthrough technology, the Company will construct a wireless single link backhaul “micro-network” demonstration system near its Cleveland, Ohio facility.  By propagating a signal over the entire 5 GHz of bandwidth in the 81 to 86 GHz frequency band, this system will demonstrate the feasibility of data transmission at a rate 20 times higher than competitor low powered solid-state systems.  This link can be closed over a range of 5 miles (8km) with 99.995% availability.

A major focus and goal of our strategy will be the inclusion of our unique mmw technology in the 5G standards that will be promulgated in accordance with the 2018-2019 roadmap established at the March 2015 Barcelona Mobile World Congress.

5G Roadmap

               Next Generation Mobile Networks Alliance (NGMN) has defined a 5G roadmap that shows an ambitious time-line with a launch of first commercial systems in 2020. At the same time, it defines a reasonable period for all of the industry to carry out the required activities (such as standardization, testing, trials) ensuring availability of mature technology solutions for the operators and attractive services for the customers at launch date. The key milestones are:

•

Detailed requirements ready end of 2015

•

Initial system design in 2017

•

Trials start in 2018

•

Standards ready end of 2018

•

Commercial system ready in 2020

We believe there is ample time for us to participate in the implementation of this 5G strategy and influence standards development.

Potential Market Partners

              Next generation 5G will create entirely new markets and economic opportunities as mobile devices in industries ranging from healthcare to automotive to infrastructure come on stream.  Telecom will lead this revolution providing one-second downloads of massive video clips, super high-definition screens for broadcasting events, transmission of holograms, and mobile 3D images. Cisco predicts that by 2018, worldwide mobile data traffic will have increased 11 times from current levels, with much of that traffic driven by billions of devices talking to other devices wirelessly (The Internet of Things). To enhance 5G implementation of its technology, mmLink™ will seek market partnerships with among others:

• Nokia /Alcatel-Lucent (Finland) • DragonWave (Taiwan) • Huawei (China)	• Aruba Networks (USA) • Ericsson (Sweden) • Juniper Networks, Inc. (USA)	• Cisco (USA) • Toshiba (Japan) • NEC Corporation (Japan)

Sales Strategy

Initial sales opportunities for mmLink™ will be added-value enterprise applications until longer-term wireless carrier relationships are developed as 5G comes on stream.   Our initial enterprise thrust will provide solutions to major operational and business problems, e.g. high speed trading.  Carrier opportunities, with their vast and complex networks, will require considerable time and effort to assimilate our mmw technology.  In addition, the carrier sector is very large with high volumes and price sensitivity that lends itself to a strategic alliance with major carrier equipment suppliers.

Intellectual Property Strategy

With the development of its high frequency, broad bandwidth devices, mmLink™ has no effective competition in the upper end of the mmw band (see Section 6 Competitive Technologies).  To protect and leverage that advantage, mmLink™ is developing an intellectual property strategy we believe will lead to domination of the high value and lucrative upper regions of the mmw band.

mmLink ™Commercialization Paths

There are several paths available for the commercialization and/or monetization of our technology:

•

Direct sale of mmw systems to enterprise end users

•

Joint ventures with providers of customized added value wireless systems

•

Licensing and technology rights agreements with strategic partners

•

Sale of rights to a major supplier of equipment and systems to wireless carriers

•

The sale of the technology through partners, distributors and resellers.

Technology

The mmw band is defined as the portion of the electromagnetic spectrum between 30 and 300 GHz.  It is named after its associated wavelengths of 10 to 1 mm.   Our focus is in the upper end of this band above 70 GHz for two reasons.  First, our innovative technology can be applied most favorably at these high frequencies, while conventional technology is inapplicable.  Second, there are very large bands of contiguous electromagnetic spectrum above 70 GHz that offer the possibility of unique commercial applications that go far beyond current communications services. The large bandwidths currently available (>70 GHz) at these high frequencies can support ultra-high data rates in the 10’s to 100’s of Gbps using the very broad bandwidth mmLink™ amplifier technology.

Frequency Reuse and Backhaul

The greatest increase in expanding capacity will come from reusing the available spectrum multiple times.  Rather than relying on a single cell phone tower to service a large area, telecommunications providers are beginning to resort to arrays of micro cells, each one servicing a small area without interfering with adjacent cells.  In the aggregate, the array of small cells, by reusing spectrum, provides broadband service to many more customers than a single tower covering the same geographic area and using the same spectrum.

Frequency reuse is illustrated in the image below.  The conventional cell phone architecture consists of a   cell phone tower that illuminates a large area as represented by the central antenna and the red circle that surrounds it.  The large number of customers within the red circle must share the same available spectrum.  However, the carrier can provide significantly more bandwidth to its customers by reusing the available spectrum.  By subdividing the space into a large number of micro cells (small blue circle), each one illuminated by a short range transmitter that provides, say, only half the available spectrum, the carrier can provide significantly more bandwidth to each of the much smaller number of customers residing within the cell.

To make a system like this work, there must be a large, flexible network that connects these micro cells to the backbone communications network.  This connection from the cell phone tower to the backbone network is called the backhaul (green arrow).  Traditionally, this has been accomplished using wired connections.   However, according to the IEEE 802.3 Ethernet Working Group, July 19, 2012, the bandwidth required for core networking is doubling every 18 months, which has necessitated the installation of thousands of miles of optical fiber to replace these wired connections.  Unfortunately, optical fiber may not always be the appropriate choice to link the micro cells to the telephone network. There are numerous locations where fiber is impractical economically, esthetically or geographically.  MmLink™ proposes to make these connections with mmw wireless links.

The compact, mmw amplifier developed by mmLink™  promises to provide a practical alternative to optical fiber for high data rate backhaul operations by providing a highly linear wireless connection over the large segments of contiguous unallocated spectrum available in the upper end of the mmw band with 30 times more power than available from solid state amplifiers now in backhaul service.  This additional power, combined with uniform gain over the available wide bandwidth, supports the complex coding schemes necessary to provide high data rate digital transmission.

Stratospheric Platforms

The Internet has been the vehicle that has driven the growth of commerce, revolutionized the access to information and enhanced the quality of life throughout the developed world.  Unfortunately, there remain billions of people who lack access to the basic telecommunications infrastructure needed to connect online.  A number of entrepreneurs see a relatively inexpensive way to provide this missing terrestrial telecommunications infrastructure by launching a flotilla of stratospheric platforms filled with radio transmitters that will operate well above the operating altitude of airline traffic and will serve effectively as very tall transmission towers.  Three of the most prominent companies that are publicly pursuing this opportunity are Google, Samsung and Facebook.  Each of these has a different plan for obtaining access to the stratosphere.  Google proposes to use a fleet of balloons (Project Loon).  Facebook would launch a constellation of very large drones.  Samsung actually proposes to operate above the stratosphere with an array of 540 low earth orbiting satellites.  While the type of platform is different in each case, all of these systems will require a very compact, lightweight, efficient, low power mmw amplifier.  Using the same design rules and employing the same proven fabrication technology that have successfully been applied to our higher power amplifiers, Teraphysics has simulated a subminiature amplifier that is only one cubic inch in volume.  There are presently no other known mmw solid state or vacuum electron devices that can meet the exacting standards of power, efficiency and compactness that these stratospheric platforms will require.

Opportunities Above 100 GHz

                 The first opportunity for Teraphysics wireless backhaul will be in the newly established E-Band links of contiguous spectrum at 71 to 76 and 81 to 86 GHz where low power solid state radios are already in operation.  However, in the long term there is no other amplifier that can provide the power and gain flatness over the very wide bands of unallocated contiguous spectrum available above 100 GHz.  The upper end of the mmw band has wide bands of potentially useable spectrum, which are presently not allocated.  These high frequency bands offer the possibility of unique commercial applications that go far beyond current communications services.  The large bandwidths available at these high frequencies can support ultra-high data rates in the 10’s to 100’s of Gbps. In addition to the 10 GHz of contiguous spectrum in the E-Band from 71-76 GHz and 81-86 GHz recently allocated by the FCC there are also 40 and 100 GHz of contiguous spectrum at center frequencies of about 140 and 240 GHz, respectively.  These center frequencies, which are illustrated below, are particularly attractive for ultra-high data rate commercial communications because they are located at atmospheric windows where the atmospheric attenuation is at a relative minimum.

               These higher frequencies are also in the sweet spot for application of mmLink™’s innovative fabrication technology.

The advantage of employing mmw technology is demonstrated below where the achievable data rates are compared for copper, existing wireless microwave, E-band with solid state (SS) technology, fiber, E-band with Teraphysics’ TWT technology, and 140 GHz and 240 GHz wireless links with Teraphysics’ TWT technology.  Note, wireless transmission using E-band and Teraphysics’ TWT amplifier can offer a 444 times increase in data rates over copper, and about a 57 times increase over existing microwave links. 140 and 240 GHz links would offer 1333 and 3333 times increases over copper, respectively.

The previous figure showed conservative estimates of achievable data rates using the mmLink™  TWT amplifier compared to the state of the art solid state amplifier (SSPA) over a range of 1.4 km (.87 miles).  The table below provides more detail on the link calculations.  Note, if higher order modulation schemes are employed at E-band, data rates will approach 23 Gbps.  These would increase further if even higher order modulation schemes are used such as 128- or 256-QAM, but that would be accomplished at the expense of shorter range.

All of the links in the table above have been calculated for 99.999% (five nines) availability, which is a requirement for carrier class service.  To achieve this, it is required to allow 29.9 dB per km of margin to allow for rain fade for operation in the northeastern US.

Note, data rates of 40 and 100 Gbps per fiber have been reported in laboratory environments, but not typically experienced in the field.  Wireless transmission at 240 GHz using mmLink™’s TWT amplifier will exceed even the highest reported fiber laboratory demonstration.  Further, it is expensive to lay fiber in urban areas and is an environmentally complex undertaking.  Implementing a wireless link at E-band, 140 GHz or 240 GHz would be a much less costly alternative.  mmw transmission is also preferred over optical fiber for the transmission of timely financial data where the utmost speed is required.

In particular, mmw devices have considerable potential to revolutionize wireless, fixed point to point communications.  Several fixed point to point backhaul links are illustrated below.  The state of the art is a solid state amplifier shown in the following graphic with a data rate of about 1.1 Gbps at E-band.  If the current solid state amplifier is replaced with Teraphysics’ higher power amplifier, data rates could be increased by a factor of approximately 10 to 20.  If the frequency of the link was increased to 140 GHz with Teraphysics’ amplifier, data rates could be increased by about 50 times.  Increasing the frequency to 240 GHz, would result in more than a 100 times increase.

The bandwidth at 140 and 240 GHz has not been yet been regulated by the FCC.  Regulatory and licensing procedures might take at least two years.

The mmLink™  Amplifier

               What makes our mmw amplifier commercially attractive for these ultra-high data rate communications applications?  It is an amplifier capable of providing tens of watts of average output power that is compact, and highly linear with very flat gain over a broad range of frequencies to prevent distorting the complex, modulated signal necessary for ultra-high data rates.  By operating this amplifier well below saturation at 3 watts, which is the maximum allowed by the FCC, it becomes exceptionally linear.  Our main focus for mmw commercialization is on high data rate communications at E-band, 140 GHz and 240 GHz.

With its recent developments, mmLink™  is poised to dominate the emerging mmw communications industry with a family of miniature helical traveling wave tube amplifiers with unprecedented bandwidth and gain flatness.    The first prototype mmw helical TWT, a 94 GHz, 26 Watt amplifier with an efficiency of 53% funded by NASA JPL and DARPA, is in test and is achieving predicted results.  This tube is capable of operating from 73.5 to 96.5 GHz.  The TWT weighs 18.5 ounces and has the footprint of a business card.  Compared to conventional TWTs, this is a weight and size reduction of approximately 90%.

This miniaturization is achieved by using three mmLink™  technology developments: the lithographically fabricated diamond supported helical slow wave circuit, the micromilling of the supporting circuit block, and the introduction of a novel periodic magnetic focusing structure.  These are illustrated in the graphic on the next page.  With the 94 GHz TWT, we have created a physical platform that can be applied to all devices that we develop in the future, regardless of frequency.

Recently, Teraphysics has explored the possibility of carrying its miniaturization technology even further to propose a subminiature version of the 94 GHz TWT for operation on high altitude platforms that have been proposed by various organizations to provide high speed wireless internet connections in areas that are currently underserved by terrestrial communications networks.  Utilizing the same design rules and fabrication technology that we have pioneered for the 94 GHz TWT we found that we could build an E-Band amplifier with a highly linear output of 2 Watts (8 Watts saturated) with 25% efficiency that would have a volume of only one cubic inch (17 cm3).

The Teraphysics devices have been designed from the start for volume manufacturability.  Typically, experimental devices are fabricated one at a time, but, even as prototypes, the Teraphysics TWTs are manufactured in batches.   Teraphysics has drawn upon the expertise of specialized contractors in diverse locations.  The principle contactors are Applied Diamond, Wilmington, DE; RTI, International, Durham, NC; Electron Energy Corporation, Landisville, PA; Case Western Reserve University, Cleveland, OH; Battelle Memorial Institute, Columbus, OH; The EDM Department, Bartlett, IL; Spectra-Mat, Watsonville, CA; and Altair, Menlo Park, CA.

The helical TWT is literally the only electron device capable of efficiently providing high power and high gain amplification over a multioctave bandwidth. It is commonly used terrestrially as an uplink transmitter to communications satellites and for radio frequency transmission in space, both from orbiting platforms and from deep space probes, as well as in a wide range of military systems for communications, radar and electronic countermeasures.

Applications for mmw devices seem to be limited only by human inventiveness. Among the other applications identified are advanced cloud and precipitation radars, as well as high resolution synthetic aperture radars for applications such as dismount detection where humans must be identified in high clutter environments. In addition, mmw sensors are becoming standard on automobiles for collision avoidance.  The Department of Defense is also exploring the use of mm-waves to provide high data rate communications to enhance the situational awareness of small units engaged in combat.

Although the first 94 GHz TWT has not yet been packaged for commercial sale, mmLink™ has been approached by several industry representatives to discuss potential teaming arrangements including Battelle, Boeing, SAIC, RAJANT, Lockheed Martin, Ball Aerospace, Sierra Nevada Corp., Honeywell, LGS Innovations, Cobham, Northrop Grumman, Trex, and TiaLinx.  The latter five corporations have collaborated with the Company on government proposals.

Products

Description of mmLink™ Product Line

mmLink™ has developed a class of mmw compact amplifiers with bandwidth that no other mmw technology can match.  The combination of wide bandwidth and linear amplification at mmw frequencies offers the possibility of significant improvements in the data rate not achievable within the present state of the art.  The first of these amplifiers is a 25 W, 94 GHz helical TWT that is approximately one tenth the size and weight of a conventional device.  The mechanical structure of this TWT has been designed to serve as a platform for future mmLink™ amplifiers that will share many of the same interchangeable components while operating at a variety of frequencies throughout the mmw band or even higher into the THz band.

High Power E Band Radio

                mmLink™ will source low cost solid state E Band radios from various manufacturers and integrate 71-76 GHz and 81-86 GHz high power vacuum electronic amplifiers into commercially mature solid state E Band radios to create high power E Band links for high value wireless backhaul communication platforms.

More immediate markets for this network include wireless backhaul in locations which do not easily accommodate a fiber optic system and require reliable service with very high data rates such as financial institutions, military operations, premier office buildings and office parks, sports arenas, business districts, government buildings and critical medical environments.

With the development of these high frequency, broad bandwidth devices, mmLink™ has no effective competition in the upper end of the mmw band.  The constant gain (the ratio of output power over input power) over very broad bandwidth that is characteristic of the mmLink™ amplifiers makes them ideally suitable for operation over the very large bands of contiguous unallocated mmw spectrum available.

 In contrast, the lower portions of the spectrum are divided into multiple small allocations, each with strong constituencies.  No other amplifier can provide tens of watts of power with negligible gain variation over these broad bands of the electromagnetic spectrum.

In summary, mmLink™ has reinvented the common helical slow wave circuit by utilizing modern computer modeling, by introducing CVD diamond that is grown in place, which is chemically etched and selectively metalized, and by adapting microfabrication and micromilling technologies.  The result is a novel helical slow wave circuit that is operable at frequencies ten times higher than previously possible and that retains the broad bandwidth capabilities that have made the helical TWT the amplifier of choice in the microwave band.

Product Scalability

Although mmLink™’s newly developed amplifiers are vacuum electronic devices that will have a relatively high initial cost; however, they will become price competitive as volumes increase similar to the history of all electronic devices.  In 2017 mmLink™ will concentrate its sales efforts on value added, high margin, and non-regulated enterprise opportunities for wireless that can absorb higher initial product costs.  That strategy will leave the larger, highly competitive, cost conscious regulated segment of the market available for us to license partner or sell our technology to the major equipment suppliers to the telecom industry.  This twofold strategy will allow mmLink™ to continue selling in value added enterprise markets, e.g., smart cities, where we expect considerable growth, e.g., government and safety forces, connectivity, high speed and secure private enterprise connectivity, educational institutions, etc.

Company & Technology History

Overview

             Teraphysics has created a brand, mmLink™  to market the vacuum electronics technology that underlies its wireless business development plan.

Throughout Teraphysics’ history, mmw and sub-mmw (THz) devices have been developed concurrently.  The THz devices require much smaller physical features than the mmw devices, but both rely on the same design rules and are manufactured using the same fabrication processes.  Both mmw and THz devices are built on the same platform and share many of the same structural components.  The distinct differences that control the frequency of operation will be found in the precisely designed and fabricated internal structures.  The company recently achieved a major breakthrough in mmw technology, creating a suite of miniaturized amplifiers that can dramatically expand current wireless telephony with dramatically improved backhaul and connectivity.  Because of the rapidly growing need within the telecommunications industry for amplifiers that can operate in the upper end of the mmw band, Teraphysics created mmLink™, to facilitate its efforts to market our unique mmw amplifiers.  Specifically, the miniature helical traveling wave tube developed by Teraphysics is the only amplifier capable of producing significant power with negligible gain variation over the large segments of unallocated spectrum available in the upper end of the mmw band.  This patented capability presents an extraordinary opportunity for the expansion of commercial telecommunications.

Technology Credentials

               The invention and development of Teraphysics unique suite of electron devices has been the primary undertaking of Drs. James A. Dayton, Jr., CTO, and Carol L. Kory, Vice President, Technology Development.  Over the course of their careers, Drs. Dayton and Kory have essentially reinvented the helical slow wave circuit.  This was the slow wave circuit used in the first traveling wave tube ever built, more than 70 years ago.  Over the next 50 years, perhaps a million of these devices were built without anyone ever having an accurate method to design them.  Until their work at the NASA Lewis (Glenn) Research Center in the late 90’s, this aspect of vacuum electronics was considered a black art.  Today, first pass design success is achieved routinely throughout the international vacuum electronics community using the methods Drs. Kory and Dayton first introduced.

Dr. Dayton’s reputation and experience in the communications field led to the Company receiving several U.S. Government contracts.  Since 2012, Dr. Kory has assumed the role of Principal Investigator on Teraphysics government contracts. Several next generation diamond-based vacuum electron device inventions arose from various contracts with the following agencies:

•

The National Aeronautics and Space Administration Jet Propulsion Laboratory (JPL)

•

The Defense Advanced Research Projects Agency (DARPA)

•

The Air Force Research Laboratory (AFRL)

•

The Air Force Office of Scientific Research (AFOSR)

•

The Army Research Laboratory Office (ARO)

•

The National Reconnaissance Office (NRO)

•

The Department of Energy (DOE)

Dr. Gerald T. Mearini, the Company President, began working in 1991 as a National Research Council Fellow at NASA Lewis (Glenn) Research Center under Dr. Dayton, Jr.  Dr. Mearini developed a lasting relationship with Dr. Dayton, a pioneer in microwave communication devices for space-based applications. Their early research on the electronic properties of laboratory grown diamond resulted in the highest known measurements of secondary emission from diamond and the demonstration of a diamond based electron multiplier. The continued employment of selective diamond growth technology by Dr. Mearini has led to breakthroughs in vacuum microelectronic device design.

Competitive Technologies

There are currently no known mmw power amplifiers, either in development or commercially available, which are capable of operating over all of the mmw bands of interest (71-76 GHz, 81-86 GHz, 120-160 GHz, and 190-290 GHz), and able to produce substantial output power, gain flatness, and bandwidth other than the mmLink™  mmw amplifiers.  These licensed mmw devices are scaled versions of Teraphysics’ miniaturized vacuum electron helical devices.

mmLink™’s mmw devices follow the same design concepts as the Teraphysics’ THz devices.  The problems inherent in alternative approaches towards creating practical mmw power for ultrahigh data rate communications are intractable, since to management’s knowledge, the only slow-wave circuit able to operate over the needed bandwidth of about 50% is the helix slow-wave circuit.

Although the mmw regime technically spans from 30-300 GHz, when we say mmw in the following pages, we refer to frequencies above 70 GHz where large contiguous bandwidth is available.

Problems with Commercialization of Other Millimeter-Wave Amplifier Methods

In managements’ discussions with mmw researchers, applications developers, and potential system customers, the unanimous conclusion is that a compact, sufficiently powerful, wideband, linear, mmw amplifier capable of covering all of the mmw bands of interest does not currently exist.  Several approaches towards the development of mmw power amplifiers are currently being utilized by organizations attempting to develop commercially viable solutions.  The following charts illustrate the most widely discussed amplifiers of mmw power, compared to the Teraphysics devices, with a highlight towards the intractable problems faced by these alternative approaches.  For a power amplifier to be commercially viable, the device must have the following attributes.

•

Capability to scale in frequency and bandwidth to operate over the following frequencies (assumes multiple devices):

-

A: E-band (71-76 GHz, 81-86 GHz)

-

B: 120-160 GHz

-

C: 190-290 GHz

•

Power (10’s W) to provide meaningful output power with enough input power backoff to support high order modulation schemes.  (Backoff is a common practice for increasing linearity, by reducing the RF input power so that the amplifier does not operate at saturation.)

•

Compact Size (<2 lbs., < 5 inches3)

•

Linearity to enable large data rates (10’s Gbps)

•

Minimal gain variation (< 1 dB)

The table focuses on technology producing mmw power between approximately 70 and 300 GHz since frequencies below that do not have the available FCC bandwidth allocations to enable ultra-high data rates.

Millimeter-Wave Amplifiers

Type	Institution of Most Recent Or Notable Attempt	Average Output Power (W) A: E-band B: 120-160 GHz C: 190-290 GHz	Size Weight (lbs.)	1 dB Gain Variation Over Bandwidth? A: E-band B: 120-160 GHz C: 190-290 GHz	Why It’s Not Commercially Viable
Teraphysics / mmLink™ Helix TWTs	Teraphysics / mmLink™	A: 10-50 B: 15 C: 12	Credit Card 1.0	A: Yes B: Yes C: Yes	Commercially Viable
Helix TWTs	L-3	A: 75 B: N/A C: N/A	Shoebox ~12	A: Yes B: N/A C: N/A	Currently limited to operation below 75 GHz
Other TWTs	Northrop Grumman, CPI, Teledyne, L-3, InnoSys	A: 180 B: 140 W (Peak) C: 31 W	Shoebox ~10–180	A: No B: No C: No	Bandwidth limited and heavy
Solid State	Millitech, HXI, GigOptix, Hitite, Fujitsu, JPL, Northrop Grumman	A: 0.1- 1.5 B: ~0.025 C: ~0.005 - 0.010	Baseball ~1-2	A: Yes B: No C: No	Low Power/limited bandwidth
Solid State Power Combining	QuinStar Technology, Wavestream	A: 10 - 45 B: N/A C: N/A	Softball ~2-5	A: Yes B: N/A C: N/A	Low maturity Limited bandwidth

Intellectual Property

US patents have been granted to the Company for its helical structured vacuum electron sources and amplifiers, and the associated nanomaterials manufacturing process.  International patents have been applied for in Canada, China, Europe, India, Japan and Korea.  (More detailed information on the Company’s patents will be made available on request.)

Teraphysics’ vacuum electronic device technology platform is common to both THz and mmw frequencies, with the differences being basically a function of device size, with lower frequency mmw being a larger device in size then required for higher frequency THz devices.

Title		Patent or Application Number	Date Issued
High Frequency Helical Amplifier and Oscillator	US Patent Number	8,884,519 B2	11/11/2014
High Frequency Helical Amplifier and Oscillator	US Patent Number	8,847,490 B2	9/30/14
High Frequency Helical Amplifier and Oscillator	US Patent Number	8,624,494	1/7/2014
High Frequency Helical Amplifier and Oscillator	US Patent Number	8,624,495	1/7/2014
High Frequency Helical Amplifier and Oscillator	US Patent Number	8,618,736 B2	12/31/2013
High Frequency Helical Amplifier and Oscillator

US Patent Number

International Patent Application

Japanese Patent Application

Korean Patent Application

Indian Patent Application

European Patent Application

Chinese Patent Application

Canadian Patent Application

		8,179,048 B2 PCT/US2008/054555 JP2009-550623 7019721/2009 4867/CHENP/2009 8780440.7 2.009E+11 2,678,885	5/15/2012
Combined Sub mm TWT & BWO	US Patent Number International Patent Application	7,679,462 B2 PCT/US2007/016020	3/16/2010
Traveling Wave Tube	US Patent Number	6,917,162 B2	7/12/2005

Employees:

As of December 31, 2015, we employed 10 employees.  For a list of specific employees, please see “Directors, Executive Officers, and Significant Employees.”

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 110 Alpha Park, Cleveland, OH 44143. The Company sub-leases office space under a month-to-month operating lease with a related party under common control, Genvac Aerospace, Inc.  Monthly rent payments were $1,863 for the years ended December 31, 2014 and 2013.  This agreement is cancellable with 90-day notice.  Rent expense was $22,356 and $22,356 for the years ended December 31, 2014 and 2013, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Since our incorporation in 2004, we have been engaged primarily in the reinvention by miniaturization of high frequency vacuum electronic devices (VEDs) and the raising of funds from government agencies and investors to support those efforts. We are considered to be a developmental stage company, since we are devoting substantially all of our efforts to establish our business, and planned principal operations have not commenced. We successfully tested VED prototypes in October 2014 and since then have continued the advancement of VED technology through R & D efforts and additional developmental contracts with various U.S. governmental agencies.

Our cash inflow since inception has been $19,788,845 from two primary sources:

• Government Agency Contracts $ 5,753,799

• Independent Investors 14,035,046

• Total: $19,788,845

Operating Results & Trend Information

We have not generated commercial revenues to date and do not anticipate doing so until late 2017.  Over the past several years we have developed breakthrough wireless technology that operates at high millimeter wave (mmw) frequencies at power levels not previously attainable by the wireless industry.  The industry recently recognized the need for mmw devices in order to meet 5G data transmission requirements for 2020 and beyond, the standards for which will not be promulgated until 2018.

Next Generation Mobile Networks Alliance (NGMN) defined a 5G roadmap as an ambitious time-line for the launch of first commercial systems in 2020. At the same time, it defined a reasonable period for all of the industry to carry out the required activities (such as standardization, testing, trials) ensuring availability of mature technology solutions for the operators and attractive services for the customers at launch date. The key milestones are:

-

Detailed requirements ready end of 2015

-

Initial system design in 2017

-

Trials start in 2018

-

Standards ready end of 2018

-

Commercial system ready in 2020

Future Growth Plan

As bandwidth requirements continue to grow exponentially there is a massive densification of "micro cells" that has just begun in wireless backhaul to enhance service between the fiber optic backbone and Internet users. This space is easily adaptable to the implementation of our high bandwidth mmw technology, which can substantially enhance spectrum reuse:

Source - The International Wireless Consortium

Our strategy going forward is to create strategic partnerships that will provide systems development capital in exchange for various market exclusivity conditions.

To gain industry acceptance of our transformational technology we will construct a prototype high mmw frequency data transmission backhaul system to demonstrate its high bandwidth capabilities.  The commercialization phase will require the construction of a pilot manufacturing facility that we plan on bringing on stream in mid-2017 to begin order fulfillment in late 2017.

During 2014, revenues from the Defense Advanced Research Projects Agency (DARPA), the Air Force Research Laboratory (AFRL), and the NASA Jet Propulsion Laboratory (JPL) amounted to $621,120.  On July 2, 2015 we initiated a new $750,000 contract with AFRL that will run until October 2, 2017. This contract resulted in $170,799 in revenue during 2015, and we predict revenue for 2016 will be approximately $375,000.

In January 2016 we were selected by DARPA for a $1.57 million, four-year award from the INVEST program which will begin in April 2016. These contracts all support the development of technology that parallels our interest in commercial telecommunications.

Liquidity and Capital Resources

As of December 31, 2015, we had negligible cash of $14,937 and current assets of $117,519.  At that date we had liabilities totaling $4,625,109, with almost 90% payable to:

•

Founders and key employees deferred compensation                 -      $2,056,054

•

A law firm and patent counsel

 -      $922,192

•

Professional service firms

 -      $318,913

•

Individuals

 -      $538,100

•

Affiliates

 -      $320,233

The majority of the above individuals and organizations have agreed to forgo payment of obligations due to them until the Company experiences a monetization event in excess of $50 million. The Company intends to settle all or a portion of these obligations from proceeds of that monetization event or the hypothecation of 1 million shares of Teraphysics Founder common shares at market price that have been reserved for this purpose.  We do not intend to pay any of these obligations from the proceeds from this offering.

Plan of Operations

For the immediate twelve months following the contemplated equity funding reflected in this offering circular, the Company will undertake the first phase of its commercialization plan to build a micro backhaul system ($3 million), equip a test laboratory ($4 million), and commence terrestrial market development.  These amounts represent the net proceeds from achieving the minimum offering amount reflected in this offering circular.  The remainder of the proceeds beyond the minimum offering level will be utilized in following years to develop a pilot plant, acquire production capacity, inaugural steps in developing our stratospheric technology platform, and the enhancement of our intellectual property in the higher frequency millimeter wave wireless transmission frequencies.  A major focus and goal of our strategy will be the inclusion of our unique mmw technology in the 5G standards that will be promulgated in accordance with the 2018-2019 roadmap established at the March 2015 Barcelona Mobile World Congress.  Management anticipates that proceeds from this offering will satisfy cash requirements over the next six months to implement the above plan of operations.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our directors, executive officers and significant employees, and their ages as of December 31, 2015 are as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Louis Fisi	Chairman and Chief Executive Officer	81	2006
Gerald Mearini	President	52	2006
James Dayton	Chief Technology Officer	78	2006

Directors:
Louis Fisi	Director	81	2006
Gerald Mearini	Director	52	2006
James Dayton	Director	78	2006
Gerald Cowden *	Director	66	2015
Jerry Cuomo **	Director	79	2006
Thomas Honeywill **	Director	77	2006
Alan Williams **	Director	68	2015

Significant Employees:
Dale Miller	Executive Vice President	68	2010	10 hours per week
G. Thomas Welsh	Chief Financial and Administrative Executive	64	2015	30 hours per week
Carol Kory	Vice President of Technology	46	2006	21 hours per week
Donald M. Battista	Chief Business and Market Strategy Director	48	2012
Robert Leskovec	Director of Electronics Development	73	2014	20 hours per week

Advisors:

Om Gupta

Advisor

64

2015

Arunas Slekys

Advisor

69

2015

Charles Kolker

Advisor

76

2010

Stan Toncich

Advisor

60

2015

  * External Legal Counsel

** Independent Director

All of our executive officers and significant employees work full-time for Teraphysics, except as designated in the table above.  There are no family relationships between any director, executive officer or significant employee.  During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.  There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position

BUSINESS EXPERIENCE:

Louis S. Fisi - Chairman, CEO & Co-Founder

Mr. Fisi has been the Chairman and CEO of Teraphysics Corporation since its founding.  His primary focus has been the promotion and strategic development of Teraphysics Corporation and fundraising to support R&D and business development efforts.

As a CPA, Mr. Fisi practiced at the international accounting firm now known as Ernst and Young.  He was a founding member of Advanced Lighting Technologies, Inc. (ADLT), and served as its CFO, EVP, and Director where he successfully led ADLT to an IPO and the raising of several hundred million dollars and subsequent offerings.  Mr. Fisi has a BSBA from the University of Akron and an Executive MBA from the University of Indiana.

Gerald T. Mearini, Ph.D. – President & Founder

Dr. Gerald T. Mearini received a Ph.D. in experimental physics in 1991 from Case Western Reserve University (CWRU).  He pioneered chemical vapor deposited (CVD) diamond-based vacuum electronic devices with Jim Dayton at NASA Lewis from 1992-95.  In 1995 He founded GENVAC Aerospace, Inc., the predecessor of Teraphysics/ mmLink™ which designs and manufactures electro-optical filters for night-vision and infrared applications in military optics.  He is the inventor on 16 patents involving CVD diamond, diamond-based devices and thin film technology.  He has numerous publications and is both an Adjunct Professor of Physics and the Chairman of the Engineering-Physics Advisory Committee at CWRU.

James A. Dayton, Jr., Ph.D. - Chief Technology Officer & Co-Founder

Dr. James A. Dayton, Jr. has been a pioneer in the application of efficiency enhancement, computer aided design, and micro fabrication technology for the development of vacuum electron devices operating at mm and sub mm wavelengths.   Dr. Dayton received a Ph.D. in EE from the University of Illinois in 1965.  He is presently the Chief Technology Officer of Teraphysics Corporation and mmLink™.

Dr. Dayton began his career as a Research Engineer, working on plasma diagnostics at Cornell Aeronautical Laboratory in Buffalo, NY.  In 1967 he joined the NASA Lewis (Glenn) Research Center in Cleveland, OH, and was assigned to the Microwave Amplifier Section in 1971.  From then until his retirement from NASA in 1998, Dr. Dayton’s work as a researcher and supervisor was primarily in the area of efficiency enhancement of the TWT with particular emphasis on computer modeling.  He produced the first computer models of multistage collectors, and under his leadership TWTs of unprecedented efficiency were developed for the NASA missions, Mars Observer and Cassini.

In August 1998 Dr. Dayton was recruited by Hughes Electron Dynamics (later Boeing Electron Dynamic Devices) of Torrance, CA to serve as Director of Technology and Advanced Development.  Under his direction, computer modeling techniques developed at NASA with Dr. Kory were reduced to industrial engineering design practice at Hughes/Boeing, leading to first pass success in the development of highly efficient TWTs operating over a range from 2 to 45 GHz.  This resulted in an unprecedented number of new devices entering production.  In 2001 he joined GENVAC Aerospace Corporation, Teraphysics’ predecessor, where his interest has been in application of CVD diamond to high frequency oscillators and amplifiers.  He is the Chief Technology Officer of mmLink™.

Dale Miller – Executive Vice President

Dale Miller has extensive executive experience, having been the CEO or GM of several companies and divisions of major corporations such as H.J. Heinz and Novartis, all employing thousands of employees and generating hundreds of millions of dollars in revenues. In 1986, Mr. Miller was named President and CEO of Sandoz Agro for the North America sector.   In 1992 he became President and CEO of Sandoz Agro Ltd., responsible for its global business.

G. Thomas Welsh, M.B.A. – Chief Financial and Administrative Executive

Mr. Welsh has extensive background and proven expertise in finance, accounting, and human resources. He implemented fundamental improvements/changes in controls, financings and health at a $15 billion best-in-class global manufacturer of coatings, chemicals, glass and fiberglass over a span of 37 years working in 20 countries. He also has experience in global business operations and joint ventures.

Mr. Welsh has held executive positions in controllership, treasury operations, human resources and audit. He has an MBA from the University of Pittsburgh (1988) and a BS in accounting from the University of Akron (1973).

Carol L. Kory, D.E. – Vice President, Technology Development

Dr. Carol Kory received the M.S.E.E and the Doctorate in Engineering from the Cleveland State University in 1997 and 2000, respectively, while working full time at NASA Lewis Research Center.  In 1991 she served as a student intern in Dr. Dayton’s group at NASA Lewis.  She began full time employment as a NASA support contactor with Analex Corporation in 1992, working with the Communication Technology Division under Dr. Dayton. In 2000, Dr. Kory formed and became Program Lead for the Communications Component Research Group at Analex.  She became a part time employee of Calabazas Creek Research in 2001.  She has been a consultant to GENVAC continuously since 2002 and in 2007 became a full-time employee of Teraphysics and later mmLink™.

Dr. Kory pioneered the accurate modeling of helical traveling wave tubes (TWTs) and is a world renowned expert in 3D electromagnetic codes.  She has acted as a long standing beta tester for several commercial electromagnetic codes.  Her work involves computational design and development of TWTs, klystrons, BWOs, antennas, passive microwave components, micromachining fabrication techniques, as well as business development.

Donald M. Battista – Chief Business and Market Strategy Director

Mr. Battista has extensive domestic and international management experience in marketing, business development and business strategy blueprinting for high growth technology companies, and he is charged with developing and executing Teraphysics’ business strategies with a clear vision towards long-term opportunities for the company’s technology platform.  He has more than 20 years of experience in developing and implementing business strategies for multi-million-dollar revenue growth initiatives for several rapid growth global companies.  He has a successful history of conceptualizing visions that drive aggressive revenue gains, earnings growth, and increased shareholder value for entrepreneurial minded companies.

Mr. Battista holds a Bachelor’s degree in Business from the University of Akron and completed his Executive Education at Case Western Reserve University Weatherhead School of Management.

Robert A. Leskovec, MS – Director of Electronics Development

Robert Leskovec received a BS and MS in Physics in 1966 specializing in VHF-UHF acoustics, developing electronics in High Voltage microsecond pulse technology.    From 1967 forward he served as Sr. Staff Physicist with Case Western Reserve University for 39 years heading up CWRU Electronic Services and instrumentation design for research in the College of Arts & Sciences, School of Engineering, and School of Medicine, and is still active as an advisor.    This included Nuclear Electronics Instrumentation Design, and orchestrating production of extensive equipment setups for work at Los Alamos, Fermi Lab, Brookhaven, and the University of Southern California, and special experiments at NASA Glenn, Catholic University, and John Carroll University.

Gerald W. Cowden, Esq. – External Legal Counsel and Director

Gerald W. Cowden is a practicing attorney and a founding partner of the law firm of Cowden & Humphrey Co. LPA.  Mr. Cowden received his Bachelor of Arts from Washington and Jefferson College and his Juris Doctorate from the University of Akron School of Law.  He has represented entrepreneurs and financial investors for over forty years.  Mr. Cowden is an investor, director or a trustee of a number of for profit entrepreneurial businesses, and not for profit and community organizations.  Mr. Cowden is the founder and President of the Meredith A. Cowden Foundation which raises funding for research and education to advance the treatment of Leukemia and graft vs. host disease.

Jerome Cuomo, Ph.D. - Independent Director; Distinguished Research Professor, North Carolina State University

Dr. Jerry Cuomo has been at North Carolina State University (NCSU) since 1993.  Dr. Cuomo joined NCSU in 1993 after 30 years with IBM's T.J. Watson Research Center, where he was Senior Manager of the Materials Processing Laboratory. While there, he developed innovations in materials synthesis and processes that enabled diverse technologies that include electron emission cathodes, tungsten films, ion beam technologies, amorphous magnetic materials and amorphous hydrogenated silicon. He has published >350 papers and has approximately 125 patents. Dr. Cuomo is a member of the National Academy of Engineering and a recipient of the 1995 National Medal of Technology.

Thomas Honeywill - Independent Director; Brigadier General USAF (Retired)

Thomas Honeywill was the Director of USAF Science and Technology, Pentagon; Commander of USAF Space Launch Operations; Program Director, USAF Stealth programs including the B-2 Bomber and F-117 Fighter; Thiokol Corporation VP for ICBM Programs and Operations of Kennedy Space Center.

Alan Williams - Independent Director

Alan H Williams, 68, received his Bachelor of Business Administration degree from the University of Houston and entered the computer industry in 1970, focusing on the software segment which was in its infancy at the time.   Williams served as a Director of startup Interface Technologies Corp. from 1983-1985, then founded Travis Software Corp. in 1986 and was CEO of that company until its sale in 2012.

Om Gupta, Ph.D. – Advisor

Om Gupta is an International Business Development Professional with Marketing, Product Development and Strategy experience in satellite systems, hosted payloads, mobile and fixed wireless networks, aerospace, and aviation.  Mr. Gupta invented satellite-based global aircraft surveillance concept by using hosted payloads on satellites.  He is a technical expert in satellite communication and terrestrial wireless networks.

Arunas Slekys, Ph.D. – Advisor

Dr. Slekys is vice-president of corporate marketing for Hughes, responsible for managing marketing, communications and advocacy initiatives worldwide. Previously responsible for its family of digital cellular, wireless loop and wireless data (CDPD) systems, which were successfully marketed in the United States, China, Czech Republic, Russia and the Asia/Pacific region. He is the elected chairman of the board of the Global VSAT forum.

Charles Kolker – Advisor

Charles Kolker is the Managing Director of V3 Capital Strategies, LLC, and has over 20 years of experience providing corporate finance services to a large variety of publicly and privately-held businesses. Prior to joining V3 Capital Strategies, LLC, Mr. Kolker was an Executive Vice President at Investors Capital Markets, Inc. While at Investors Capital Markets, Inc., Mr. Kolker was involved in investment banking and strategic transactions which includes advising businesses on mergers and acquisitions, including initiating and negotiating the sale of private companies, private placements of debt and equity and business valuations. Mr. Kolker has worked with companies in a variety of industries including finance companies, public airlines, telecommunications, theme park and water parks, and information technology.

Stan Toncich, Ph.D. – Advisor

Stan Toncich has 19 years’ experience in the high volume commercial wireless communications industry, and he is currently the Senior Staff Engineer, Corporate Research Development for advanced radio technology effort of LTE and 5G at Qualcomm, Inc.  Dr. Toncich’s responsibilities include exploring high frequency, wide bandwidth PA characterization and carrier aggregation for 5G systems.  He has developed industry test standards for MIMO systems in the RAN4 working group.  Dr. Toncich has 67 patents issued and over 25 more in-process.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table represents information regarding the total compensation earned by the three highest paid individuals who served as an executive officer or director of the Company as of the last completed fiscal year that ended December 31, 2015:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)(1)	Total compensation ($)
Louis Fisi	Chief Executive Officer	70,191	12,654	82,845
Gerald Mearini(2)	President	73,582	5,800	79,382
James Dayton	Chief Technology Officer	31,678	0	31,678

Compensation of Directors

We do not compensate our directors for attendance at meetings.  Our policy is to reimburse our officers and directors for reasonable expenses during the course of their performance.

The Company has no long-term incentive plans other than an Incentive Stock Option Plan.

Incentive Stock Option Plan

The Company has adopted the Teravac Corporation 2005 Stock Incentive Plan, as Amended and Restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants.  Under the Plan, the number of shares available to be granted during the life of the plan is 6,000,000 shares.  The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant, and the maximum term of an option is ten years.  The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award.  Vesting generally occurs over a period of immediately to one year for employees and immediately to one year for non-employee directors and consultants.  See Note 6 to the Financial Statements for more information.

Future Compensation

Upon completion of the offering, compensation in 2016 will be:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($) (3)	Total compensation ($)
Louis Fisi	Chief Executive Officer	200,000	13,000	213,000
Gerald Mearini	President	200,000	15,000	215,000
James Dayton	Chief Technology Officer	200,000	-	200,000

(1)

Automobile Expense

(2)

The Company has a $5 million key-man life insurance policy on Gerald Mearini

(3)

Automobile Expense

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of March 31, 2016 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current directors and executive officers as a group.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Amount and nature of beneficial ownership acquirable	Percent of class(3)

Louis Fisi (4)	16,514,248	0	26.1%
Gerald Mearini (5)	10,430,592	0	16.5%
James Dayton (6)	7,912,980	0	12.5%
All directors and officers as a group (7 persons)	39,883,935	0	63.0%
_________________________________

(1) Except as otherwise noted, the address of each person listed is c/o Teraphysics Corporation, 110 Alpha Park, Cleveland, Ohio 44143

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3) Based on 63,343,148 shares of common stock outstanding prior to this offering. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(4) Mr. Fisi is the Chief Executive Officer of the Company. Calculation includes 7,738,248 shares of common stock held by Louis Fisi personally, 3,811,688 shares of common stock held by Hockey Stick Seed Capital Fund, LLC of which Louis Fisi is Managing Director, 2,121,875 shares of common stock held by C&F Investors of which Louis Fisi is Majority Partner, 1,060,937 shares of common stock held by GENVAC Holdings, LLC of which Louis Fisi is Managing Director and 1,781,500 shares of common stock held by members of Mr. Fisi’s immediate family.  Mr. Fisi disclaims beneficial ownership of these securities held by his immediate family members, and this disclosure shall not be deemed an admission that he is the beneficial owner of these securities for purposes of Section 16 or for any other purpose.

(5) Mr. Mearini is the President of the Company. Calculation includes 9,768,092 shares of common stock held by Mr. Mearini personally and 662,500 shares of common stock held by members of Mr. Mearini’s immediate family.  Mr. Mearini disclaims beneficial ownership of these securities held by his immediate family members, and this disclosure shall not be deemed an admission that he is the beneficial owner of these securities for purposes of Section 16 or for any other purpose.

(6) Mr. Dayton is the Chief Technology Officer of the Company. Calculation includes 7,450,980 shares of common stock held by Mr. Dayton personally and 462,000 shares of common stock held by members of Mr. Dayton’s immediate family.  Mr. Dayton disclaims beneficial ownership of these securities held by his immediate family members, and this disclosure shall not be deemed an admission that he is the beneficial owner of these securities for purposes of Section 16 or for any other purpose.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than loans provided by the founder and/or from the founder’s entities to the company on the same basis as other lenders, there are no transactions where management has a direct or indirect personal interest. See Note 4 to the Financial Statements for more information on these loans.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions, and we will maintain at least two independent directors on our board of directors to review all material transactions with affiliates.

SECURITIES BEING OFFERED

Our authorized capital stock consists of 95,000,000 shares of common stock, par value of $0.0001 and 5,000,000 shares of preferred stock, par value of $0.0001.  As of April 30, 2016, we had 63,343,148 shares of common stock issued and outstanding and 313,000 shares of preferred stock outstanding.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws.  For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

Voting Rights.  The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.  Delaware law provides for cumulative voting for the election of directors so long as the company “opts-in” to cumulative voting.  As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees.  This may make it easier for minority shareholders to elect a director.

Dividends.  Subject to the rights of holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock, and the holders of Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock.)

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights.  There is no redemption or sinking fund provisions applicable to the common stock.  When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

Our Articles of Incorporation provide that up to 5,000,000, shares of Preferred Stock may be issued from time to time in one or more series. Our Board of Directors has the authority to fix and determine the number of shares constituting each such series and the relative rights, preferences, privileges and immunities, if any, as well as any qualifications, limitations or restrictions thereof, of the shares thereof, including the authority to fix and determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of preferred stock and to increase or decrease the number of shares of any outstanding series, without further vote or action by shareholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.  Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.  Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our Board of Directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

No Written Consent of Stockholders

Our certificate of incorporation does not provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting.

 Delaware law permits a majority of stockholders to take action pursuant to a written consent so long as i) a majority of shares owned by the stockholders sign the writing, ii) each signatory dates his signature and iii) all of the signatures are dated within 60 days of the effective date of the consent. This may limit a stockholder’s access to and the ability of a stockholder to vote on an action being considered by the Company that would otherwise be required to be presented to and voted on at a validly organized meeting of the stockholders. In the future we intend to present to the stockholders a resolution to amend our certificate of incorporation that would prohibit written consents by a majority of the stockholders. If adopted by the stockholders, this proposal may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, Board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of our stockholders, our Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•

any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•

subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Based on the number of shares of common stock outstanding as of April 30, 2016 , upon the closing of this offering, 72,843,148 shares of common stock will be outstanding. The number of shares outstanding upon completion of this offering assumes:

• the issuance of 9,500,000 shares of common stock

• no exercise of outstanding options or warrants.

All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent these shares have been released from any repurchase option that we may hold.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days from the date of closing of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

Lock-up and Market Stand-Off Agreements

We, our directors and executive officers, and certain of our other stockholders have agreed that, subject to certain exceptions, they will not sell any common stock without the prior written consent of SDDCO for a period of 180 days from the date of the closing of this offering .. Legacy shareholders and non-affiliate shareholders who wish to trade their shares of Teraphysics will be required to wait 90 days from the date of the closing of this offering before selling any shares of common stock, without prior consent of SDDCO ..

LEGAL MATTERS

Unless otherwise indicated in the applicable offering circular supplement, Horwitz + Armstrong, A Professional Law Corporation, Lake Forest, California, will provide opinions regarding the validity of the issuance of the shares of common stock offered by this Offering Circular.

FINANCIAL STATEMENTS

Page

INDEPENDENT AUDITOR’S REPORT

F-1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED

    DECEMBER 31, 2015 AND 2014 :

Balance Sheets

F-3

Statements of Operations

 F-4

Statements of Changes in Stockholders’ Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

F-7

To the Board of Directors of

Teraphysics Corporation

Cleveland, Ohio

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Teraphysics Corporation, which comprise the balance sheets as of December 31, 2015 and December 31, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teraphysics Corporation, as of December 31, 2015 and December 31, 2014, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations, has not generated profits since inception, has a stockholders’ deficiency of $4,261,585 and $3,336,727, and has sustained net losses of $1,502,358 and $4,587,086 for the years ended December 31, 2015 and 2014, all respectively. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

May 13, 2016

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com| www.ArtesianCPA.com

F-2-

TERAPHYSICS CORPORATION

BALANCE SHEETS

As of December 31, 2015 and 2014

	2015	2014

ASSETS
Current Assets:
Cash and cash equivalents	$ 14,937	$ 112,827
Accounts receivable - government contracts	11,791	37,497
Accrued interest receivable	35,400	23,600
Prepaid expenses	55,391	55,075
Total Current Assets	117,519	228,999

Property and Equipment:
Property and equipment, at cost	30,343	91,643
Less: Accumulated depreciation	(30,343)	(40,262)
Total Property and Equipment	-	51,381

Other Assets:
Note Receivable from affiliate	246,005	-
Total Other Assets	246,005	-

TOTAL ASSETS	$ 363,524	$ 280,380

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Liabilities:
Current Liabilities:
Accounts payable	$ 1,146,740	$ 988,345
Accrued payroll	17,656	22,117
Accrued expenses	64,487	54,242
Notes payable - current portion	257,290	244,651
Total Current Liabilities	1,486,173	1,309,355
Long-Term Liabilities:
Notes payable - net of current portion	3,138,936	2,307,752
Total Liabilities	4,625,109	3,617,107

Stockholders' Equity (Deficiency):
Series A convertible preferred stock, $0.0001 par, 5,000,000 shares authorized, 518,000 and 1,288,000 shares issued and outstanding at December 31, 2015 and 2014, respectively. Convertible into two shares of common stock	129	129
Common Stock, $0.0001 par, 95,000,000 shares authorized, 61,415,898 and 58,651,478 shares issued and outstanding at December 31, 2015 and 2014, respectively.	5,971	5,892
Additional paid-in capital	15,656,544	15,067,623
Note receivable for capital contribution in exchange for stock	(590,000)	(590,000)
Accumulated deficit	(18,991,729)	(17,489,371)
	(3,919,085)	(3,005,727)
Less: Treasury stock - 336,500 and 325,000 shares as of December 31, 2015 and 2014, respectively, at cost	(342,500)	(331,000)
Total Stockholders' Equity (Deficiency)	(4,261,585)	(3,336,727)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$ 363,524	$ 280,380

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TERAPHYSICS CORPORATION

STATEMENTS OF OPERATIONS

For the years ended December 31, 2015 and 2014

	2015	2014
Government grant revenue	$ 170,799	$ 621,120
Technology royalties - related party	48,535	102,530
Net revenues	219,334	723,650
Cost of net revenues	-	-
Gross Profit (Loss)	219,334	723,650

Operating Expenses:
General & administrative	1,265,433	1,629,550
Research & development	380,555	653,209
Marketing	30,537	102,630
Loss on disposal of assets	5,075	-
Total Operating Expenses	1,681,600	2,385,389

Loss from operations	(1,462,266)	(1,661,739)

Other Income (Expense):
Management fee income	48,000	48,000
Interest income	11,800	11,800
Interest income - related party	5,223	-
Interest expense	(105,115)	(95,147)
Realized loss on TeraView investment	-	(2,890,000)
Total Other Income (Expense)	(40,092)	(2,925,347)

Provision for Income Taxes	-	-

Net Loss	$ (1,502,358)	$ (4,587,086)

Weighted-average common shares outstanding
-Basic and Diluted	59,615,396	58,330,174
Net loss per common share
-Basic and Diluted	$ (0.03)	$ (0.08)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TERAPHYSICS CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2015 and 2014

	Series A Convertible Preferred Stock		Common Stock						Total Stockholders' Equity (Deficiency)
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Note Receivable for Capital Contribution	Accumulated Deficit	Less: Treasury Stock

Balance at January 1, 2014	-	$ -	57,689,478	$ 5,784	$ 12,573,606	$ (590,000)	$ (12,902,285)	$ (217,500)	$ (1,130,395)

Stock based compensation	-	-	-	-	143,754	-	-	-	143,754
Issuance of common stock warrants	-	-	-	-	198,000	-	-	-	198,000
Conversion of common stock warrants	-	-	200,000	20	1,980	-	-	-	2,000
Issuance of preferred stock for cash	1,288,000	129	-	-	1,287,871	-	-	-	1,288,000
Issuance of common stock for cash	-	-	797,500	80	787,420	-	-	-	787,500
Issuance of common stock for services	-	-	75,000	8	74,992	-	-	-	75,000
Repurchase of common stock	-	-	(110,500)	-	-	-	-	(113,500)	(113,500)
Net loss	-	-	-	-	-	-	(4,587,086)	-	(4,587,086)
Net Loss	-	-	-	-	-	-
Balance at December 31, 2014	1,288,000	$ 129	58,651,478	$ 5,892	$ 15,067,623	$ (590,000)	$ (17,489,371)	$ (331,000)	$ (3,336,727)

Exercise of common stock warrants	-	$ -	280,000	$ 20	$ 1,980	$ -	$ -	$ -	$ 2,000
Conversion of preferred stock	(770,000)	-	1,540,000	-	-	-	-	-	-
Issuance of common stock for cash	-	-	955,920	59	586,941	-	-	-	587,000
Repurchase of common stock	-	-	(11,500)	-	-	-	-	(11,500)	(11,500)
Net loss	-	-	-	-	-	-	(1,502,358)	-	(1,502,358)
Net Loss	-	-	-	-	-	-
Balance at December 31, 2015	518,000	$ 129	61,415,898	$ 5,971	$ 15,656,544	$ (590,000)	$ (18,991,729)	$ (342,500)	$ (4,261,585)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

TERAPHYSICS CORPORATION

STATEMENT OF CASH FLOWS

For the years ended December 31, 2015 and 2014

	2015	2014
Cash Flows From Operating Activities
Net Loss	$ (1,502,358)	$ (4,587,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,062	11,840
Stock compensation expense	-	143,754
Realized loss on TeraView investment	-	2,890,000
Loss on disposal of auto	5,075	-
Services paid in common stock	-	75,000
Expense on issuance of common stock warrants	-	198,000
Deferred compensation	629,822	382,983
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	25,706	4,617
(Increase)/Decrease in prepaid expenses	(316)	116
(Increase)/Decrease in accrued interest receivable	(11,800)	(11,800)
Increase/(Decrease) in accounts payable	158,395	91,133
Increase/(Decrease) in accrued expenses	10,245	(20,772)
Increase/(Decrease) in accrued payroll	(4,461)	(28,885)
Increase/(Decrease) in accrued interest on notes payable	98,655	46,412
Net Cash Used In Operating Activities	(582,975)	(804,688)

Cash Flows From Investing Activities
Issuance of note receivable from affiliate	(246,005)	-
Investment in TeraView	-	(925,000)
Proceeds on disposal of property and equipment	38,244	-
Net Cash Used In Investing Activities	(207,761)	(925,000)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	587,000	787,500
Proceeds from issuance of preferred stock	-	1,288,000
Proceeds from conversion of warrants	2,000	2,000
Net repayments on notes payable	(58,056)	(336,050)
Proceeds from issuance of notes payable	215,000	-
Principal payments on note payable for auto loan	(41,598)	(7,039)
Repurchase of common stock to treasury stock	(11,500)	(113,500)
Net Cash Provided By Financing Activities	692,846	1,620,911

Net Change In Cash	(97,890)	(108,777)

Cash at Beginning of Period	112,827	221,604
Cash at End of Period	$ 14,937	$ 112,827

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$ 6,460	$ 48,735

Supplemental Disclosure of Non-Cash Financing Activities
Issuance of common stock for services	$ -	$ 75,000
Compensation earned and expensed, paid by note payable	$ 629,822	$ 382,983

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F- 6 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 1:  NATURE OF OPERATIONS

Teraphysics Corporation (the “Company”), formerly Teravac Corporation, was incorporated on November 16, 2004 under the laws of the State of Delaware and is licensed to do business in the state of Ohio, where its principal offices are located.  The Company is developing power sources and amplifiers to enable Terahertz (THz) and millimeter wave devices to become more commercially practical in the automotive, aerospace, food, medical, pharmaceutical, security, semiconductor, solar, energy, and communications markets.

As of December 31, 2015 and 2014, the Company has not commenced planned principal operations.  Since inception, the Company has devoted substantially all of its efforts to research and development of this power source.  Once the Company commences its planned principal operations of producing and selling it products, it will incur significant additional expenses in conjunction with producing and selling products commercially.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably produce and sell its products.

NOTE 2:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has experienced negative cash flows from operations and net losses since inception, including net losses of $1,502,358 and $4,587,086 for the years ended December 31, 2015 and 2014, respectively, and has not yet realized any commercial revenues from the sale of its products.  The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities or to raise additional capital to finance its operations. The Company’s failure to raise capital could have a negative impact on the financial condition and the ability to pursue certain business strategies.

The Company is seeking funding through interim financing which could be a combination of equity and/or loan funds. In the event the Company does not complete its interim funding, the Company may seek additional funding through private financings. No assurance can be given that the Company will be successful in these efforts, as the Company may not be able to obtain financing on acceptable terms, or at all. The terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders.

NOTE 3:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  All of the Company's operations are considered one operating segment.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

See accompanying Independent Auditor’s Report

F- 7 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  At times during the year, the Company may maintain funds on deposit at its banks in excess of FDIC insurance limits.

Fair Value of Financial Instruments

FASB ASC 825, "Financial Instruments" requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported on the balance sheet for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

As defined in FASB ASC 820, "Fair Value Measurements", fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.  In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable.  The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  Based on the examination of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy.  The fair value hierarchy ranks the quality and reliability of the information used to determine fair values.  Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Intangible Assets

The Company capitalizes patent and trademark costs and amortizes over the estimated useful lives.  The Company holds several patents and trademarks, which were capitalized as incurred in prior years, but have been written off in

See accompanying Independent Auditor’s Report

F- 8 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

prior years based on management’s assessments.  No patents or trademark costs are capitalized as of December 31, 2015 and 2014.

Property and Equipment

Property and equipment is carried at cost.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions and betterments are capitalized.  The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

	2015	2014
Furniture and fixtures	$ 4,500	$ 4,500
Automobiles	-	61,300
Office & computer equipment	25,843	25,843
	30,343	91,643
Accumulated Depreciation	(30,343)	(40,262)

Property and equipment	$ -	$ 51,381

Depreciation Expense	$ 8,062	$ 11,840

The Company primarily follows the straight-line method of depreciation utilizing the following lives:

Class	Years
Furniture and fixtures	7
Office & Computer equipment	5

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the

See accompanying Independent Auditor’s Report

F- 9 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers payment to be persuasive evidence of an arrangement.

The Company has not generated any revenue from the sale of its primary product since inception. The Company recognizes other technology royalties and management fee revenue on an accrual basis.

The Company generates grant and contract revenue from two different types of contractual arrangements: cost reimbursable grants and contracts and fixed-price grants and contracts.  Costs consist primarily of internal labor charges, subcontractors and materials, as well as an allocation of fringe benefits, overhead and general and administrative expenses, based on the terms of the contract.  Under cost reimbursable grants and contracts, revenue is recognized during the period that the associated research and development costs are incurred.  Under fixed-price grants and contracts, revenue is recognized using the percentage-of-completion method.  The assumptions and estimates used in determination of the percentage-of-completion are developed in coordination with the principal investigator performing the work.

The Company has a royalty arrangement for an unrelated technology with Genvac AeroSpace, Inc., a related party under common control.  The Company receives a percentage of its gross revenues on a monthly basis which expires on December 31, 2026 and is automatically renewable for two year terms until the agreement is otherwise terminated in accordance with the terms of the agreement.  The Company recognized royalty fee income in the amount of $48,535 and $102,530 during the years ended December 31, 2015 and 2014, respectively.

Management Fee Income

The Company receives a management fee from Genvac AeroSpace, Inc., a related party under common control, for certain administrative functions performed by the Company. This agreement was effective January 1, 2007 with a one-year term, including automatic one year extensions until notice of termination is provided by either party.  Amount per month was $7,000 through 2013; beginning in 2014 it was changed to $4,000.

Government Grant Revenue

The Company has been awarded certain government research grants through NASA and the United States Air Force federally funded programs.  The Company has recognized revenue of $170,799 and $621,120 related to these grants during the years ended December 31, 2015 and 2014, respectively.  The direct expenses associated with these grants were charged to research and development expenses as no products or services were produced under these arrangements, and amounted to $111,833 and $417,892 for the years ended December 31, 2015 and 2014, respectively.

Contributed Capital Receivable

The Company records stock issuances at the effective date.  If the contribution is not funded upon issuance, the Company records a contributed capital receivable as an asset on a balance sheet.  When contributed capital receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the contributed capital is reclassified as a contra account to

See accompanying Independent Auditor’s Report

F- 10 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

stockholders’ equity (deficit) on the balance sheet.  At both December 31, 2015 and 2014, $590,000 was recorded as contributed capital receivable as a contra equity balance in the stockholders’ equity (deficit) section of the balance sheet for unfunded contributions on stock issuances that have not been funded as of the issuance of these financial statements.  See further discussion of this receivable in Note 5.

Stock-Based Compensation

The Company has established a stock-based incentive program as discussed in more detail in Note 6.  The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.  Stock-based awards issued to date are comprised of employee stock options.

Research and Development

Research and development costs are expensed as incurred.  Total expense related to research and development was $380,555 and $653,209 for the years ended December 31, 2015 and 2014, respectively.

Marketing Costs

The Company participates in various advertising and marketing programs.  All costs related to marketing and advertising the Company are expensed in the period incurred.  Marketing costs charged to operations were $30,537 and $102,630, for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.  The Company has determined that there are no material uncertain tax positions.

The Company files income tax returns in the United States and is subject to income tax examinations for its U.S. federal income taxes for the preceding three years and, in general, is subject to state and local income tax examinations for the preceding three years.

Net Earnings or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture.  The Company presents basic and diluted net earnings or loss per share.  Basic and diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period.  Potentially dilutive securities are excluded from the computation of the diluted net earnings or loss per share if their inclusion would be anti-dilutive, and consist of the following items on the basis of common shares upon full conversion as of December 31, 2015 and 2014:

See accompanying Independent Auditor’s Report

F- 11 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

	2015	2014
Preferred Stock	1,036,000	2,576,000
Stock Options	2,778,000	2,928,000
Common Stock Warrants	1,356,000	1,391,000
	5,170,000	6,895,000

As all potentially dilutive securities are anti-dilutive for the years ended December 31, 2015 and 2014, diluted net loss per share is the same as basic net loss per share for each year.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.  No offering costs are capitalized as of December 31, 2015 or 2014.

NOTE 4:  NOTES PAYABLE

Notes payable as of December 31, 2015 and 2014 are as follows:

	Current Portion 2015	Total Obligation 2015	Total Obligation 2014
* Unsecured notes payable to employees for unpaid compensation, due six months after IPO or qualifying financing of greater than $50,000,000, including accrued interest at prime plus 1.0% (4.5% and 4.25% as of December 31, 2015 and 2014, respectively) of $134,954 and $82,096 as of December 31, 2015 and 2014, respectively. These loans can be repaid early with no penalty.	$ -	$ 2,056,054	$ 1,373,375
* Unsecured notes payable to related party legal firm for unpaid legal fees, due six months after IPO or qualifying financing of greater than $50,000,000, including accrued interest at prime plus 1.0% (4.5% and 4.25% as of December 31, 2015 and 2014, respectively). These loans can be repaid early with no penalty. Includes accrued interest of $65,615 and $52,006 as of December 31, 2015 and 2014, respectively.	-	385,848	372,238

See accompanying Independent Auditor’s Report

F- 12 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Continued	Current Portion 2015	Total Obligation 2015	Total Obligation 2014
* Unsecured note payable to related party, GenVac Aerospace, subordinated to the other debt of the Company, due December 1, 2020, maximum borrowings allowed of $500,000, including accrued interest at prime plus 1% (4.5% and 4.25% as of December 31, 2015 and 2014, respectively). Note was repaid in full during 2015.	-	-	53,580
* Unsecured note payable to related party, GenVac Holdings, due six months after IPO or qualifying financing of greater than $50,000,000, including accrued interest at 6% of $103,303 and $89,980 as of December 31, 2015 and 2014, respectively.	-	276,349	265,826
* Unsecured note payable to related party, GenVac Holdings, due six months after IPO or qualifying financing of greater than $50,000,000, including accrued interest at 6% of $51,046 and $43,753 as of December 31, 2015 and 2014, respectively.	-	172,583	165,290
* Unsecured note payable to FH Partners, guaranteed by related parties, due upon presentation, including accrued interest at 6% of $19,794 and $11,684 as of December 31, 2015 and 2014, respectively.	154,953	154,953	146,843
* Unsecured note payable to a shareholder due and renewable every 90 days with interest at 6% payable quarterly. This loan included provisions which required the Company to award 25,000 warrants for common stock (see Note 6) each quarter through 11/30/2012.	50,000	50,000	50,000
* Unsecured note payable to a shareholder, due six months after IPO or qualifying financing of greater than $50,000,000, including accrued interest at 6% of $14,792 and $13,112 as of December 31, 2015 and 2014, respectively.	-	45,020	43,340
*Unsecured note payable to related party, GanzCorp, the note is past its maturity and due upon presentation, including accrued interest at 6% of $16,813 and $15,313 as of December 31, 2015 and 2014, respectively. The note is secured by a patent security agreement which includes two patents held by the Company.	41,813	41,813	40,313

See accompanying Independent Auditor’s Report

F- 13 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Continued	Current Portion 2015	Total Obligation 2015	Total Obligation 2014
Note payable to a bank, collateralized by an automobile, due in monthly installments of $815 including interest at 6% per annum, through November of 2019. Note repaid in full during 2015.	-	-	41,598
Unsecured promissory notes payable to eight investors for $25,000 principal each issued in October - December 2015, including accrued interest of $3,082 as of December 31, 2015 at interest rate of 10% per annum. The notes mature two years from each issuance in October - December of 2017. Each $25,000 note included a common stock warrant for 25,000 shares of common stock at a $1.00 per share exercise price exercisable at the maturity date of the notes, as further discussed in Note 6.	-	203,082	-
* Unsecured note payable to a related party (Officer of the Company) issued April 2015 for $15,000 bearing interest at 5.25%. After principal payments in 2015, principal balance is $9,500 and accrued interest $1,024, both as of December 31, 2015. The note is payable upon demand.	10,524	10,524	-
	$ 257,290	3,396,226	2,552,403
Less: current portion		257,290	244,651
Long-term portion of notes payable		3,138,936	2,307,752

* - denotes related party

$2,935,854 of the long-term notes payable are due six months following an initial public offering by the Company, or another monetization event providing proceeds in excess of $50,000,000.  Accordingly, these notes have been included in the following schedule of future maturities to 2017, which is the Company’s best estimate of when a qualifying event will cause these notes to come due.  The following schedule presents the notes payable by maturity year:

2016	$ 257,290
2017	3,138,936
Total	$ 3,396,226

See accompanying Independent Auditor’s Report

F- 14 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

NOTE 5:  STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 95,000,000 shares of common stock at $0.0001 par value, as of December 31, 2015 and 2014. 61,415,898 and 58,651,478 shares of common stock are outstanding as of December 31, 2015 and 2014, respectively.

2014 Common Stock Issuances

The Company issued 997,500 shares of $0.0001 par common stock during the year ended December 31, 2014, with 200,000 shares issued at $0.01 per share from the conversion of warrants (see Note 6), 70,000 shares issued at $0.50 per share, 702,500 shares issued at $1.00 per share, 25,000 shares issued at $2.00 per share.  Total proceeds from these issuances were $789,500.

The Company also granted 75,000 shares of common stock in exchange for services performed for the Company, valued and recorded at $1.00 per share.

2015 Common Stock Issuances

The Company issued 955,950 shares of $0.0001 par common stock during the year ended December 31, 2015 at prices ranging from $0.23 per share to $2.00 per share (weighted average of $0.61 per share), providing proceeds of $587,000.  A common stock warrant for 200,000 shares of common stock was exercised at its exercise price of $0.01 per share, providing proceeds of $2,000.  Eight holders of cashless common stock warrants exercised their common stock warrants resulting in the cashless issuance of 80,000 shares of common stock without proceeds.  1,540,000 shares of common stock were issued during 2015 in the conversion of preferred stock, as discussed in the following paragraph.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.0001 par preferred stock.  The Company authorized the issuance of 1,500,000 shares of $0.0001 par preferred stock, designed at Series A Preferred Stock, at $1.00 per share to shareholders of record as of February 1, 2014.  Each preferred share has the option to convert into two common shares at any time.  During the year ended December 31, 2014, the company received proceeds of $1,288,000 from the sale of 1,288,000 shares of Preferred Stock under this arrangement.  During the year ended December 31, 2015, 770,000 of those preferred shares were converted to 1,540,000 of common shares.

Stock Reservations

The Company has reserved 6,000,000 shares of its common stock pursuant to the 2005 Stock Plan, of which 1,762,000 and 1,612,000 were available for issuance as of December 31, 2015 and 2014, respectively.

See accompanying Independent Auditor’s Report

F- 15 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Capital Contribution Receivable

During 2012, two notes receivable totaling $590,000 were exchanged for the exercise of stock options from two shareholders.  One note for $500,000 was exchanged for 500,000 shares of common stock and the other for $90,000 in exchange for 750,000 shares of common stock.  These notes bear interest at 2% per annum and are secured by the shareholders’ common shares.  These notes are due upon sale of the shares as specified in the agreement with the shareholders.  The notes are secured by the shares issued in exchange for the respective notes.  The principal of these notes remain outstanding as capital contributions receivable (a contra equity account) as the proceeds have not yet been funded by the stockholders as of the issuance date of these financial statements, in accordance with the asset recognition criteria for capital contributions under FASB ASC 505-10-45-2.  Accrued interest receivable of $35,400 and $23,600 were accrued and receivable as of December 31, 2015 and 2014, respectively.

Treasury Stock

The Company is authorized to repurchase shares at its discretion from shareholders.  During the years ended December 31, 2015 and 2014, the Company repurchased 11,500 shares and 108,500 shares, respectively, from a related party officer and director of the Company at $1.00 per share.  Additionally, 2,000 shares were repurchased from other shareholders during the year ended December 31, 2014 at $2.50 per share.  These shares are presented in the statements of stockholders’ equity and on the balance sheets as treasury stock.

NOTE 6:  SHARE-BASED PAYMENTS

Stock Plan

The Company has adopted the Teravac Corporation 2005 Stock Incentive Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants.  Under the Plan, the number of shares available to be granted during the life of the plan is 6,000,000 shares.  The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant, and the maximum term of an option is ten years.  The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award.  Stock options comprise all of the awards granted since the Plan’s inception.  Shares available for grant under the Plan amounted to 1,762,000 and 1,612,000 as of December 31, 2015 and 2014, respectively.  As of December 31, 2015 and 2014, 2,778,000 and 2,928,000 stock options have vested, respectively.  There are no unvested stock options outstanding at either year-end.  Since the Plan’s adoption, a total of 5,720,000 stock options have been awarded to employees and non-employee directors and consultants.  These options were awarded at the fair market value at the time of the grant and generally have a ten-year term.

Vesting generally occurs over a period of immediately to one year for employees and immediately to one year for non-employee directors and consultants.  A summary of information related to stock options for the years ended December 31, 2015 and 2014 is as follows:

See accompanying Independent Auditor’s Report

F- 16 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

	December 31, 2015		December 31, 2014
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price

Outstanding - beginning of year	2,928,000	$ 0.67	2,543,000	$ 0.58
Granted	-	$ -	390,000	$ 1.26
Exercised	-	$ -	-
Forfeited	(150,000)	$ 0.21	(5,000)	$ 0.50
Outstanding - end of year	2,778,000	$ 0.69	2,928,000	$ 0.67

Exercisable at end of year	2,778,000	$ 0.69	2,928,000	$ 0.67

Weighted average grant date fair value of options granted during year	N/A		$ 0.388

Weighted average duration to expiration of outstanding options at year-end (years)	3.96		4.82

Aggregate Intrinsic Value	$ 342,550		$ 1,075,900

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award.  Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of stock options was estimated using the “simplified method,” which is the midpoint between the vesting date and the end of the contractual term, as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants.  The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option.  The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.  The assumptions utilized for option grants during the years ended December 31, 2015 and 2014 are as follows:

	2015	2014

Risk Free Interest Rate	N/A	1.17%
Expected Dividend Yield	N/A	0.00%
Expected Volatility	N/A	43.00%
Expected Life (years)	N/A	5.00
Fair Value per Stock Option	N/A	$ 0.35

See accompanying Independent Auditor’s Report

F- 17 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

Summarized information about the Company’s stock options outstanding and exercisable as of December 31, 2015 is as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Shares	Weighted-Average Remaining Life (Years)	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price

$ 0.13-$0.22	1,185,000	0.58	$ 0.20	1,185,000	$ 0.20
$ 0.23-$0.50	20,000	1.18	0.50	20,000	0.50
$ 0.51-$1.00	1,373,000	6.32	1.00	1,373,000	1.00
$ 1.01-$1.50	200,000	8.06	1.50	200,000	1.50
$ 0.00-$1.50	2,778,000	3.96	$ 0.69	2,778,000	$ 0.69

Stock-based compensation expense of $-0- and $143,754 was recognized under FASB ASC 718 for the years ended December 31, 2015 and 2014, respectively.  Total unrecognized compensation cost related to non-vested stock option awards amounted to $-0- for both the years December 31, 2015 and 2014, as all options had fully vested and therefore were fully expensed.

Warrants

In December of 2013, the Company commenced certain fundraising activities through the sale of units, at a price of $100,000 per unit, with each unit consisting of 100,000 shares of common stock and one warrant to convert into 100,000 shares of common stock at warrant price of $0.01 per share exercisable immediately upon request.  A total of 2 units were sold during 2013 for total proceeds of $200,000.  The proceeds were recorded to additional paid-in capital and common stock for the issuance of the common stock, and the warrants were recorded at fair value to general and administrative expenses and additional paid-in capital.  The fair value at the grant date was determined to be $0.99 per common share on the warrants, providing $198,000 total fair value for the 2013 issuances, which was recognized immediately in accordance with the immediate vesting.  The warrants have a ten-year term and become exercisable upon request. At December 31, 2013, all outstanding warrants relating to this fundraising were exercisable.  These warrants to purchase 200,000 shares of common stock were exercised in January of 2014, providing proceeds of $2,000.

See accompanying Independent Auditor’s Report

F- 18 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

In January of 2014, the Company commenced certain fundraising activities through the sale of units, at a price of $100,000 per unit, with each unit consisting of 100,000 shares of common stock and one warrant to convert into 100,000 shares of common stock at warrant price of $0.01 per share exercisable immediately upon request.  A total of 2 units were sold during 2014 for total proceeds of $200,000.  The proceeds were recorded to additional paid-in capital and common stock for the issuance of the common stock, and the warrants were recorded at fair value to general and administrative expenses and additional paid-in capital.  The fair value at the grant date was determined to be $0.99 per common share on the warrants, providing $198,000 total fair value for the 2014 issuances, which was recognized immediately in accordance with the immediate vesting.  The warrants have a three-year term and become exercisable upon request. At December 31, 2014, all outstanding warrants relating to this fundraising were exercisable and outstanding.  Subsequent to December 31, 2014, these warrants were exercised in December of 2015 providing proceeds of $2,000.

Common stock warrants were issued in 2010 which carried exercise terms contingent upon and automatically exercisable at an initial public offering.  The warrants were also exercisable into a minimum of 10,000 shares per unit if an initial public offering was not completed prior to expiration after a term of five years.  The Company determined that as of December 31, 2014 an initial public offering prior to the 2015 expiration of these warrants was unlikely and therefore considered these warrants at the aforementioned minimum per unit in the proceeding table of warrants by expiration date.  During 2015, the Company extended these warrants for an additional five years to provide the remaining warrant holders under this arrangement with common stock warrants exercisable into 80,000 shares of common stock in a cashless exercise upon the completion of a liquidity event providing over $100,000,000.  The Company considered these issuances to be contingent upon a future event of minimal likelihood and therefore deemed the 2015 extension issuance to be of trivial value, which would be recognized upon the occurrence of the contingent event.  The company issued 80,000 shares of common stock in 2015 to these warrant holders under the minimum issuance terms of the original 2010 warrant issuances.

In 2012, warrants were issued in conjunction with an equity offering which provided certain investors with warrants providing the right to a cashless exercise into common shares upon an initial public offering or other liquidity event with proceeds in excess of $250 million.  The number of shares exercisable at such event is dependent upon the amount of the initial public offering or other liquidity event, where the base of 135,000 units is exercisable at warrant coverage rates of 60%, 40%, and 30% for offerings in the ranges of $250 million to $500 million, $500 million to $1 billion, and over $1 billion, respectively.  The warrants carry a five-year term and expire in 2017.  The Company provided for the maximum number of shares exercisable under these terms (81,000 shares of common stock) in the proceeding table of warrants by expiration date.

See accompanying Independent Auditor’s Report

F- 19 -

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

In October through December 2015, the Company issued common stock warrants in conjunction with the issuance of $200,000 of promissory notes, as discussed in Note 4.  For each $25,000 promissory note, the note agreements provided for the issuance of 25,000 common stock warrants, resulting in the issuance of common stock warrants exercisable into 200,000 shares of common stock.  The common stock warrants are exercisable at the earlier of the maturity date of the related promissory notes (two years from the date of the issuance of each promissory note) or upon the repayment of the principal and interest on the promissory notes.  The warrants are exercisable at a price of $1.00 per share of common stock.  As described below, the Company estimated the fair value of these warrants using the Black-Scholes pricing model.  As the estimated fair value of the warrants issued was determined to be de minimus to these financial statements, a discount to the related promissory notes was not recorded for 2015.

The following table sets forth the changes in the number of warrants outstanding for the periods presented:

	Warrants - Common Shares Exercisable Into	Weighted Average Exercise Price Per Common Share

	1,391,000	0.36
Warrants granted	200,000	0.01
Warrants exercised	(200,000)	0.01
	1,391,000	$ 0.36
Warrants granted (promissory notes)	200,000	1.00
2015 Contingent warrants issued	80,000	-
2010 Warrants exercised	(80,000)	-
2014 Warrants exercised	(200,000)	0.01
Warrants expired	(35,000)	-
	1,356,000	$ 0.51

The following table sets forth the details of the outstanding warrants as of December 31, 2015:

Expiration Date	Current Exercise Price Per Common Share Equivalent (Weighted Average)	Number of Common Shares Exercisable Into

2016	$ -	-
2017	$ 0.66	381,000
2018	$ 0.50	120,000
2019	$ 0.50	475,000
2020	$ 0.28	180,000
2021	$ 0.50	100,000
2022	$ 0.50	100,000

See accompanying Independent Auditor’s Report

F-20-

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

The fair value estimate was determined using the Black-Scholes pricing model, based on the market price at the grant date and the weighted average assumptions specific to the underlying warrants. Expected volatility assumptions are based on historical volatility of comparable public company stock. The expected life assumption of the warrants is based on the “simplified” method as described in FASB ASC 718, which is the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate was selected based upon yields of U.S. Treasury issues with a term closest to the expected life of the option being valued. The weighted average assumptions utilized for warrant grants during the years ended December 31, 2015 and 2014 are as follows:

	2015	2014

Risk Free Interest Rate	0.85%	0.80%
Expected Dividend Yield	0.00%	0.00%
Expected Volatility	40.00%	42.00%
Expected Life (years)	2.00	1.50
Fair Value per Warrant	$ 0.02	$ 0.99

The Company recognized expenses and paid-in capital of $-0- and $198,000 during the years ended December 31, 2015 and 2014, respectively, for the fair value of the warrants issued and vested in each year.

Restricted Stock Unit Awards

In January 2014, the Company issued a contractor 1,500,000 restricted stock unit awards, subject to certain vesting terms whereby portions of the awards become earned, issued, and released from vesting restrictions upon completion of defined milestones.  As of December 31, 2015 and 2014, none of these milestones had been achieved and therefore none of the restricted stock unit awards under this arrangement have been earned or issued.  The Company will record the fair value of the restricted stock unit awards to additional paid-in capital and expense upon vesting of the restricted stock unit awards.  The restricted stock unit awards received no rights as a stockholder, including voting rights and dividend rights, until vesting occurs.

NOTE 7:  INCOME TAXES

The Company recorded a full valuation allowance against its net deferred tax assets for the years ended December 31, 2015 and 2014 and therefore has not recognized a benefit for income taxes. The Company’s effective tax rate differed from the statuary rate primarily as a result of the valuation allowance.  The Company had deferred tax assets of $6,045,746 and $5,549,512 as of December 31, 2015 and 2014, respectively, related to net operating loss carryforwards, capital loss carryforwards, research and development (R&D) Credits, and other temporary differences from deferred compensation, and other deferred fees, which were fully reserved at December 31, 2015 and 2014, respectively.  The Company did not have any deferred tax liabilities at December 31, 2015 and 2014.

See accompanying Independent Auditor’s Report

F-21-

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2015 and 2014

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible, or the availability of refunds of previously paid taxes. As management does not expect to realize a benefit, they have recorded valuation allowances of $6,045,746 and $5,549,512 as of December 31, 2015 and 2014, respectively, against their net deferred tax assets. Management’s assessment is based on the available evidence both positive and negative including the Company’s historical and projected future taxable income.

The Company had federal net operating loss (“NOL”) carryforwards of approximately $10,619,557 and $9,824,885 at December 31, 2015 and 2014, respectively. These NOL carryforwards expire at various dates starting December 31, 2026 for federal returns. The Company had $197,172 of R&D Credits, which have a twenty-year carryover period and will start to expire December 31, 2026. Under Section 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an "ownership change," the corporation's ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income may be limited. In general, an "ownership change" will occur if there is a cumulative change in our ownership by "5-percent shareholders" that exceeds 50 percentage points over a rolling three-year period. Utilization of the Company’s net operating loss and tax credit carryforwards may be subject to annual limitations due to ownership changes. Such annual limitations could result in the expiration of our net operating loss and tax credit carryforwards before utilized.  The Company is subject to U.S. federal income tax examination for calendar tax years ending 2013 through 2015. The company does not have a reserve for any uncertain tax positions, and management is unaware of any anticipated event in the next 12 months that could change this. The Company has not been subject to any penalties or interest by a taxing jurisdiction for income taxes.   The Company operates exclusively out of Ohio which does not impose a corporate income tax.

NOTE 8:  RETIREMENT PLAN

The Company has a 401(k) Profit Sharing Plan covering substantially all employees.  Company contributions to the Plan, including the matching of employee contributions, are at the discretion of the Company.  The Company currently matches an amount equal to 25% of each employee contribution up to 6% of each employee's contribution.

Company contributions to this plan amounted to $2,786 and $3,825 for the years ended December 31, 2015 and 2014, respectively.

NOTE 9:  RELATED PARTY TRANSACTIONS

Operating Lease

The Company sub-leases office space under a month-to-month operating lease with a related party under common control, Genvac Aerospace, Inc.  Monthly rent payments were $1,863 for the years ended December 31, 2015 and 2014.  This agreement is cancellable with 90-day notice.  Rent expense was $22,356 and $22,356 for the years ended December 31, 2015 and 2014, respectively.

Expense Allocation

The Company shares its facility and certain office expenses with Genvac Aerospace, Inc., a related party under common control.  There is an expense allocation agreement in place, originally dated June 1, 2006, which requires the Company to reimburse Genvac Aerospace, Inc. for certain shared expenses.  For the years ended December 31, 2015 and 2014, the Company reimbursed Genvac Aerospace, Inc. 20% of utility and occupancy costs and 50% of office operating expenses.  This agreement is valid as long as the Company occupies the facility space and is cancellable with 90 days’ notice.

The expense allocations have been determined on the basis that the Company and Genvac Aerospace, Inc. considered to be reasonable reflections of the utilization of services provided or the benefit received by the Company. Management believes that the expenses allocated to the Company are representative of the operating expenses it would have incurred had the Company been operated on a standalone basis.  The Company believes that the assumptions underlying the financial statements are reasonable; however, the resulting financial information does not necessarily reflect what the Company’s results of operations, financial position, and cash flows would have been had the Company operated independently.

See accompanying Independent Auditor’s Report

F-22-

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2015 and 2014

Total expense recognized under this agreement was $11,598 and $10,587 during the years ended December 31, 2015 and 2014, respectively.

Notes Receivable from Affiliate

The Company is subject to a subordinated loan agreement with a related party under common control, Genvac AeroSpace, Inc. (Genvac) entered on January 1, 2015.  Under this arrangement, the Company has agreed to lend up to $500,000 with interest at prime plus 1% (4.5% at December 31, 2015).  This agreement expires after five years, when all principal and interest comes due if the agreement is not renewed.  The note is unsecured and fully and irrevocably subordinate in right of payment of all other present and future creditors of Genvac, including Genvac trade and other accounts payable and deferred compensation.  In the event of the appointment of a receiver or trustee of Genvac or in the event of its insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization, or any other marshaling of the assets and liabilities of Genvac, the Company shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of Genvac until all claims of all or other present and future creditors of Genvac, whose claims are senior, have been fully satisfied, or adequate provision has been made.  As of December 31, 2015 and 2014, $240,782 and $-0- were due to the Company under this arrangement, along with $5,223 and $-0- of accrued interest, both respectively.  Related party interest income recognized under this arrangement during the years ended December 31, 2015 and 2014 was $5,223 and $-0-, respectively.

Management Fee Income

As discussed in Note 3, the Company receives a management fee from Genvac AeroSpace, Inc., a related party under common control, for certain administrative functions performed by the Company. Management fee income of $48,000 and $48,000 were recognized in the years ended December 31, 2015 and 2014, respectively, under this arrangement.

Technology Royalties

The Company has a royalty arrangement for an unrelated technology with Genvac AeroSpace, Inc., a related party under common control.  The Company receives a percentage of gross revenues under this agreement.  Total technology royalty revenues recognized during the years ended December 31, 2015 and 2014 was $48,535 and $102,530, respectively.

Notes Payable

The Company has various notes payable outstanding with related parties as identified in Note 4 to these financial statements.

NOTE 10:  TERAVIEW INVESTMENT

The Company was in negotiations to acquire a majority equity position in TeraView Limited.  The Company had advanced TeraView Limited $2,890,000 for non-refundable working capital purposes from April 2013 through December 31, 2014, of which $925,000 was advanced in 2014.  The TeraView Limited acquisition was not completed, and accordingly, the Company realized a loss of $2,890,000 during the year ended December 31, 2014.

NOTE 11:  CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

NOTE 12:  RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU)  2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in

See accompanying Independent Auditor’s Report

F-23-

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2015 and 2014

which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective immediately.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016.  Early adoption is permitted.  The Company has not elected to early adopt this pronouncement.

In April 2015, the FASB issued Accounting Standards Update No. 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40) ("ASU 2015-05"). ASU 2015-05 provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. ASU 2015-05 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company believes the adoption of ASU 2015-02 will not have a material effect on its financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 13:  SUBSEQUENT EVENTS

During 2016, the Company issued 1,552,250 shares of common stock for total proceeds of $1,024,750, inclusive of the issuance of: 605,000 shares of common stock for cash proceeds of $605,000; a warrant exercised for 75,000 shares at $0.50/share exercise price for total proceeds of $37,500; a stock option exercised for 100,000 shares at $0.20/share for total proceeds of $20,000; 362,250 shares of common stock issued for services performed for the Company valued at $362,250; 205,000 shares of Series A Preferred Stock were converted at the 2:1 rate to common stock, resulting in the issuance of 410,000 shares of common stock.

In 2016 the Company issued three unsecured promissory notes for combined principal of $65,000 at an interest rate of 10% per annum.  The notes mature two years from issuance in February-March 2018.  Two of these notes included a common stock warrant with $1.00 per share exercise price, exercisable into 40,000 shares of common stock at the maturity date of the notes or upon the prepayment of the principal and accrued interest thereon.

In 2016, the Company granted restricted stock units for 500,000 shares of common stock to a family partnership that are subject to release upon the attainment of certain future vesting milestones.  These newly awarded stock unit awards have no stockholder’s rights, including voting and dividend rights, until vesting occurs.

See accompanying Independent Auditor’s Report

F-24-

TERAPHYSICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

September 30, 2015 and 2014

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.  Subsequent events have been evaluated through May 13, 2016, which is the date the financial statements were available to be issued.

See accompanying Independent Auditor’s Report

F-25-

PART III – EXHIBITS

Index To Exhibits:

Item Number	Exhibit
1.1	Underwriting Agreement (SDDCO)
2.1	Charter (Certificate of Incorporation)
2.2	Amended and Restated Certificate of Incorporation of the Issuer
2.3	Second Amended and Restated Certificate of Incorporation of the Issuer
2.4	Bylaws
3.1	Board and Stock Agreement
3.2	Amended Board and Stock Agreement
3.3	Incentive Stock Option Grant Agreement
4.1	Subscription Agreement
6.1	Incentive Reward Plan (Amended and Restated)
6.2	Transfer Agent Agreement
8.1	Escrow Agreement
11.1	Consent of Artesian CPA, LLC
12.1	Opinion Letter re Legality from Horwitz + Armstrong
15.1	Reg D – 2013-11-13 Filing
15.2	Reg D – 2013-11-27 Filing
15.3	Reg D - 2005 Filing
15.4	Reg D – 2012 Filing

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on X.

TERAPHYSICS CORPORATION.

By:	/s/ Louis Fisi
Louis Fisi, Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Fisi	Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2016
Louis Fisi
/s/ Gerald Mearini		May 23, 2016
Gerald Mearini	President
/s/ James Dayton	Chief Technology Officer	May 23, 2016
James Dayton
/s/Gerald Cowden	Director	May 23, 2016
Gerald Cowden
/s/ Jerry Cuomo	Director	May 23, 2016
Jerry Cuomo
/s/ Thomas Honeywill	Director	May 23, 2016
Thomas Honeywill
/s/ Alan Williams	Director	May 23, 2016

Alan Williams